UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Miller Energy Resources, Inc.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Shareholders:

You are cordially invited to attend our annual meeting of shareholders (the “Annual Meeting”) of Miller Energy Resources, Inc. (the “Company”) for the fiscal year ended April 30, 2013 which will be held at the Rothchild Catering and Conference Center, 8807 Kingston Pike, Knoxville, TN 37923 on April 16, 2014, beginning at 9:00 a.m., local time.

Items of business to be considered at the meeting will include:

•	the election of eight directors from amongst the nominees named in the accompanying proxy statement (the “Proxy Statement”);

•	the ratification of the appointment of our independent registered public accounting firm;

•	the adoption of an amendment to our 2011 Equity Compensation Plan;

•	the holding of an advisory vote on named executive officer compensation;

•	the holding of an advisory vote on the frequency of future advisory votes on named executive officer compensation; and

•	any other business that may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

The accompanying Proxy Statement is designed to answer your questions and provide you with important information regarding the Board of Directors of the Company (the “Board of Directors”) and senior management and the matters that will be voted on at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, your vote is important.  Instructions regarding the various methods of voting are contained on the proxy card, including voting by toll-free telephone number or the Internet.  If you received a paper copy of your proxy card by mail, you may also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the envelope provided.

On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of our Company. We look forward to greeting in person as many of our shareholders as possible. If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

MORROW & CO., LLC
470 West Avenue
Stamford, CT 06902

Shareholders May Call Toll-Free: (855) 289-3516
Banks & Brokers May Call Collect: (203) 658-9400
Email: millerinfo@morrowco.com

The accompanying Proxy Statement is dated March 31, 2014 and is first being mailed to shareholders on or about April 2, 2014.

Sincerely,

/s/ Scott M. Boruff
Scott M. Boruff,
Chief Executive Officer
March 31, 2014

i

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
____________________

TO BE HELD ON APRIL 16, 2014

We will hold the annual meeting of shareholders (the “Annual Meeting”) of Miller Energy Resources, Inc. (the “Company”) at the Rothchild Catering and Conference Center, 8807 Kingston Pike, Knoxville, TN 37923 on April 16, 2014, beginning at 9:00 a.m., local time. At the Annual Meeting you will be asked to vote on the following matters:

1.	to elect eight directors from amongst the nominees named in the accompanying Proxy Statement;

2.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm;

3.	to adopt an amendment to our 2011 Equity Compensation Plan;

4.	to hold an advisory vote on named executive officer compensation;

5.	to hold an advisory vote on the frequency of future advisory votes on named executive officer compensation; and

6.	to consider and act upon any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company (the “Board of Directors”) recommends that you vote FOR all of the Company’s nominees for director in Proposal 1. The Board of Directors also recommends that you vote FOR Proposals 2, 3, and 4 and vote THREE YEARS on Proposal 5.

The Company cordially invites all shareholders to attend the Annual Meeting in person. The Board of Directors has fixed the close of business on April 2, 2014, as the record date for determining the shareholders that are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT. Whether or not you personally plan to attend the Annual Meeting, please take a few minutes now to vote by telephone or by Internet by following the instructions on the enclosed proxy card, or by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope provided. If you are a beneficial owner (i.e., you hold your shares in “street name”), please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of Company shares you own, your vote is important.

By Order of the Board of Directors

/s/ Scott M. Boruff
Scott M. Boruff,
Knoxville, TN	Chief Executive Officer
March 31, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 16, 2014:  This proxy statement, along with our Annual Report on Form 10-K for the year ended April 30, 2013, as amended, are available free of charge on our website www.millerenergyresources.com.

ii

MILLER ENERGY RESOURCES, INC.

PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS

iii

Shareholders Should Read the Entire Proxy Statement
Carefully Prior to Submitting Their Proxies

PROXY STATEMENT OF MILLER ENERGY RESOURCES, INC.
FOR
ANNUAL MEETING OF SHAREHOLDERS

THIS SOLICITATION IS BEING MADE BY THE BOARD OF DIRECTORS OF MILLER ENERGY RESOURCES, INC. AND NOT ON BEHALF OF ANY OTHER PERSON OR ENTITY
QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our shareholders and answers to each of those questions.

Why did I receive these proxy materials?

Our Board of Directors (the “Board of Directors”) has made these materials available to you because you were a shareholder of Miller Energy Resources, Inc. (the “Company”) at the close of business on April 2, 2014, the record date (the “Record Date”) for the annual meeting of shareholders (the “Annual Meeting”), which will be held at the Rothchild Catering and Conference Center, 8807 Kingston Pike, Knoxville, TN 37923 on April 16, 2014 at 9:00 a.m., local time. We are sending this proxy statement (the “Proxy Statement”) and the enclosed proxy card to you in order to solicit your proxy to vote your shares of Company stock upon certain matters at the Annual Meeting. The proxy materials are first being furnished to shareholders on or about April 2, 2014. We are required by law to convene an Annual Meeting of our shareholders at which directors are elected. Because our shares are widely held, it would be impractical for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our shareholders. United States federal securities laws require us to send you this Proxy Statement and specify the information required to be contained in it.

What may I vote on at the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote upon the following matters:

•	to elect eight directors from amongst the nominees named in this Proxy Statement;

•	to ratify the appointment of KPMG LLP as our independent registered public accounting firm;

•	to adopt an amendment to our 2011 Equity Compensation Plan;

•	to hold an advisory vote on named executive officer compensation;

•	to hold an advisory vote on the frequency of future advisory votes on named executive officer compensation; and

•	to consider and act upon any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Has the Company been notified that a shareholder intends to propose alternative director nominees at the Annual Meeting?

Bristol Investment Fund, Ltd. had notified the Company of its intention to nominate a slate of nominees for election as directors at the Annual Meeting. However, Bristol Investment Fund irrevocably withdrew its nomination notice as part of a settlement with the Company. Please see "Resolution of Shareholder Nominations" on page 7 for further details.

Who is entitled to vote?

Shareholders of record as of the close of business on April 2, 2014, the Record Date, are entitled to vote on matters that come before the meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.

How many votes do I have?

Each share of the Company’s common stock that you own as of the Record Date entitles you to one vote on each matter before the Annual Meeting. On March 26, 2014, there were 45,346,197 shares of our common stock outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholders of Record. If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company, Inc., you are considered the shareholder of record with respect to those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

Voting by Shareholders of Record. If you are a shareholder of record, you may vote by completing and returning the enclosed proxy card. You may also vote by telephone from the United States, using the number on the proxy card, or through the Internet, using the instructions on the proxy card. Shares represented by proxy will be voted at the Annual Meeting and may be revoked at any time prior to the time at which they are voted by (i) timely completing and returning a valid, later-dated proxy; (ii) delivering a written notice of revocation to the Corporate Secretary of the Company; or (iii) voting in person at the Annual Meeting. Please note that attending the meeting without completing a ballot will not revoke any previously submitted proxy.

If you are a shareholder of record, you may also vote in person at the Annual Meeting. We will give you a ballot when you arrive. However, you are encouraged to vote by proxy regardless of whether or not you plan to attend the Annual Meeting.

Voting by Beneficial Owners. If you are a beneficial owner of shares, these proxy materials are being forwarded to you by your broker (or bank or other nominee). As the beneficial owner of the shares, you are entitled to direct your broker as to how to vote your shares. You may so instruct your broker by completing the voting instruction card the broker provides to you. You may also vote by telephone or through the Internet as described in the applicable instructions your broker has provided with these proxy materials. You may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares. If you do not obtain a valid proxy from your bank or broker, you will not be entitled to vote your shares at the Annual Meeting.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	indicate when voting that you wish to vote as recommended by our Board of Directors; or

•	if you sign and return a proxy card without giving specific voting instructions,

then the proxy holder will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange, the organization that holds your shares may generally vote on discretionary matters but cannot vote on non-discretionary matters. The ratification of the selection of independent registered public accounting firms is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. This is called a “broker discretionary vote.” When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” The election of directors, the vote to approve an amendment to the 2011 Equity Compensation Plan, the advisory vote to approve named executive officer compensation, and the vote to determine the frequency of future advisory votes on named executive compensation are not considered routine matters for which brokerage firms may vote shares for which they have not received voting instructions. Therefore, if you are a street name stockholder and do not provide voting instructions to your broker with respect to these matters, it will result in a broker non-vote with respect to such proposals. In the case of votes on non-routine matters (all matters except for the proposal regarding ratification of the auditor), broker non-votes will not be counted for purposes of determining whether a quorum is present for action on these matters, and will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

Can I change my vote?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting.

Shareholders of Record. If you are a record holder, you may do this by completing and returning a new proxy card with a later date, by voting on a later date by using the Internet or by telephone, or by attending the Annual Meeting and voting in person. Only your latest proxy submitted prior to the Annual Meeting will be counted. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Beneficial Owners. If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.

What does it mean if I get more than one proxy card?

If you receive multiple proxy statements or proxy cards, your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. To serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, UT 84117, telephone (801) 272-9294, or, if your shares are held by your broker or bank in “street name,” you should contact the broker or bank who holds your shares.

Why did I receive only one set of proxy materials although there are multiple shareholders at my address?

If one address is shared by two or more of our shareholders, we send only one set of proxy materials to that address unless we receive instructions to the contrary from any shareholder at that address. This practice, known as householding, is used to reduce our printing and postage costs. If a shareholder of record residing at such an address wishes to receive a separate set of proxy materials in the future, he or she may contact our Corporate Secretary. If you are a beneficial owner of shares held in street name, you can request or cancel householding by contacting your bank, broker, or nominee. For additional information, please see “Householding of Proxy Materials” on page 63 of this Proxy Statement.

What constitutes a quorum?

The presence of a majority of the votes entitled to be cast on a matter constitutes a quorum, which is required in order to hold the Annual Meeting and conduct business. Presence may be in person or by proxy, regardless of whether the proxy has authority to vote on all matters. You will be considered part of the quorum if you voted on the Internet, by telephone, or by properly submitting a proxy card or voting instruction form by mail, or if you are present at the Annual Meeting.

Abstentions are counted as present and entitled to vote for determining whether a quorum is present. For the purpose of determining whether the shareholders have approved a matter, abstentions are not treated as votes cast affirmatively or negatively, and therefore have no effect on the outcome of any matter being voted on at the Annual Meeting.

If a broker does not have discretionary authority to vote on a particular matter, the affected shares will be treated as not present and not entitled to vote for such matter, and the same shares will not be considered present for quorum purposes with regard to such matter.

What is required to approve each proposal?

Election of directors: The nominees receiving a plurality of the votes cast for the election of directors will be elected. Any shares not voted (whether by broker non-vote or otherwise) have no impact on the vote. A withheld vote in the election of directors for one or more of the nominees will not be considered to have been voted for the director nominee and will result in those nominees receiving fewer votes.

Ratification of the appointment of KPMG LLP: The ratification of this appointment is approved if the votes cast in favor exceed the votes cast against. Abstentions are not treated as votes cast affirmatively or negatively, and therefore will have no effect on the outcome of the vote. If you hold your shares in street name and do not provide timely voting instructions, your broker may exercise discretionary authority, thereby avoiding a broker non-vote.

Adoption of an amendment to our 2011 Equity Compensation Plan: The adoption of the amendment to our 2011 Equity Compensation Plan is approved if the votes cast in favor exceed the votes cast against. Any shares not voted (whether by broker non-vote or otherwise) have no impact on the vote. Abstentions are not treated as votes cast affirmatively or negatively, and therefore will have no effect on the outcome of the vote.

Proposal Regarding Advisory Vote on Named Executive Officer Compensation. This item is approved as a non-binding recommendation to the Board of Directors if the votes cast in favor exceed the votes cast against. Any shares not voted (whether by broker non-vote or otherwise) have no impact on the vote. Abstentions are not treated as votes cast affirmatively or negatively, and therefore will have no effect on the outcome of the vote. Although the vote on this item is non-binding, as provided by law, our Board of Directors will review the results of the vote and, consistent with our record of shareholder engagement, will take it into account in making a determination concerning executive compensation.

Proposal Regarding Frequency of Future Advisory Votes on Named Executive Officer Compensation. The frequency (every year, every two years or every three years) receiving the greatest number of votes will be considered the frequency recommended by shareholders. Any shares not voted (whether by broker non-vote or otherwise) have no impact on the vote. Abstentions are not treated as votes cast affirmatively or negatively, and therefore will have no effect on the outcome of the vote. Although the vote on this item is non-binding, as provided by law, our Board of Directors will review the results of the vote and, consistent with our record of shareholder engagement, will take it into account in making a determination concerning the frequency of such advisory votes.

Other Matters: Approval of any unscheduled matter, such as a matter incident to the conduct of the meeting, would require the votes cast in favor to exceed the votes cast against. Any shares not voted (whether by broker non-vote or otherwise) have no impact on the vote. Abstentions are not treated as votes cast affirmatively or negatively, and therefore will have no effect on the outcome of the vote.

What are the Board of Directors’ recommendations on the proposals?

The Board of Directors recommends that you vote FOR all of its nominees for director in Proposal 1. The Board of Directors also recommends that you vote FOR Proposals 2, 3, and 4 and that you vote THREE YEARS on Proposal 5.

How can I attend the Annual Meeting?

You are invited to attend the Annual Meeting only if you were a Company shareholder or joint holder as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

If you are a shareholder of record, you may vote in person at the Annual Meeting. Your name will be verified against the list of registered shareholders on the Record Date prior to your being admitted to the Annual Meeting.

If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a valid legal proxy from the organization that holds your shares. If you do not obtain a valid legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you provide proof of beneficial ownership as of the Record Date, such as your account statement showing that you owned our stock as of the Record Date, a copy of the voting instruction form provided by your broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin at 9:00 a.m. local time. Check-in will begin at 8:30 a.m. local time. To be admitted, you will also need a form of photo identification.

How will we solicit proxies and who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by us. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to shareholders of record and beneficial owners, and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders and obtaining beneficial owner’s voting instructions. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically.

Morrow & Co., LLC (“Morrow”), our proxy solicitor, will be paid a fee, estimated to be about $75,000, for rendering solicitation services. Morrow expects that approximately 30 of its employees will assist in the solicitation. Morrow will solicit proxies by mail, telephone, facsimile or email.

Where can I find voting results of the Annual Meeting?

We will publish voting results in a Current Report on Form 8-K to be filed with the SEC within four business days from the date of the meeting.

May other matters be raised at the Annual Meeting?

We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this Proxy Statement. Under Tennessee law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the shareholders seeking to bring such business before the meeting. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

The Chairman of the Board of Directors has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman of the Board of Directors is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

How may I communicate with the Board of Directors or the non-management directors on the Board?

You may contact any of our directors by writing to them c/o Miller Energy Resources, Inc., 9721 Cogdill Road, Suite 302, Knoxville, TN 37932. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a shareholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about the Company. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above, or reported through our reporting website at http://millerenergyresources.ethicspoint.com. Our directors may at any time review a log of all correspondence received by us that is addressed to the independent members of the Board and request copies of any such correspondence.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:

Morrow & Co., LLC
470 West Ave
Stamford, CT 06902
Shareholders May Call Toll-Free: (855) 289-3516
Banks & Brokers May Call Collect: (203) 658-9400
Email: millerinfo@morrowco.com

CORPORATE GOVERNANCE

Summary of Corporate Governance Framework

Our Amended and Restated Bylaws (as amended, the “Bylaws”), the charters of each committee of our Board of Directors (the “Committee Charters”) our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Insider Trading Policy provide the framework for our corporate governance. Copies of our Bylaws, Committee Charters, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Insider Trading Policy may be found on our website at www.millerenergyresources.com. Copies of these materials also are available without charge upon written request to our Corporate Secretary.

We are committed to maintaining the highest standards of honest and ethical conduct in running our business efficiently, serving our shareholders’ interests and maintaining our integrity in the marketplace. To further this commitment, we have adopted our Code of Business Conduct and Ethics, which applies to all our directors, officers and employees. Additionally, we have adopted our Insider Trading Policy, which prohibits disclosure of, or trading in our securities on the basis of, material, non-public information, trading in our securities during certain “black-out” periods surrounding our periodic reports and certain events, and imposes other restrictions on our directors, officers and employees. We also have adopted and published to all employees our Whistleblower Notice establishing procedures by which any employee may bring to the attention of our Audit Committee any concern regarding accounting, internal control or other auditing issues affecting our Company or any improper activities of any officer or employee. Reports may be made anonymously.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics sets forth a broad statement of policy on our fundamental principles of honesty, loyalty, fairness, and forthrightness, and promotes our objectives of:

•	Honest and ethical conduct, including the handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely and understandable disclosure in all reports and documents required to be filed with governmental authorities and in other public communications;

•	Compliance with the applicable government and self-regulatory organization laws, rules and regulations;

•	Prompt internal reporting of violations; and

•	Accountability for compliance with the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees, and each of them must certify in writing their commitment to comply with the Code of Business Conduct and Ethics.

Insider Trading Policy

Our Insider Trading Policy applies to directors, officers and employees of our Company, including our subsidiaries. Generally, these persons are prohibited from trading in our securities, directly or indirectly through family members or other persons or entities, if the person is aware of material non-public information relating to our Company. Similarly, these persons are prohibited from trading in the securities of any other company if they are aware of material non-public information about that company which was obtained in the course of the person’s employment with our Company, including our subsidiaries. These persons are also prohibited from passing on material non-public information to others or recommend the purchase or sale of any securities when they are aware of material non-public information - a practice sometimes known as “tipping.” In an effort to help prevent inadvertent violations of federal securities laws and avoid even the appearance of trading on the basis of material non-public information, all directors, executive officers subject to Section 16 of the Securities Exchange Act of 1934 and certain designated employees who have access to material non-public information are generally prohibited from trading in our securities during quarterly blackout periods which begin three weeks after the end of each fiscal quarter and end after the second full business day following the filing of that report, as well as during certain event-specific blackout periods. Directors and executive officers must also pre-clear all transactions in our securities.

Whistleblower Notice and Anonymous Reporting Hotline

We have contracted with a third-party service provider to administer a hotline and website that ensures complete anonymity for anyone wishing to express concerns or report inappropriate behavior. The reports are sent to designated members of our Legal and Accounting Departments, who investigate each report and bring their findings to senior management, and when warranted, to the Chairman of the Audit Committee of the Board of Directors.

Resolution of Shareholder Nominations

On March 28, 2014, the Company entered into a settlement agreement (the “Settlement Agreement”) with Bristol Investment Fund, Ltd., Bristol Capital, LLC, Bristol Capital Advisors, LLC, and Mr. Paul Kessler (collectively, the “CMS Parties”).

Under the Settlement Agreement, Bristol Investment Fund irrevocably withdrew its letter dated December 17, 2013 providing notice to the Company of its intent to nominate candidates for election to the Board of Directors at the Annual Meeting. The CMS Parties agreed to cease all solicitation efforts in connection with the Annual Meeting. Furthermore, until the termination date of the Settlement Agreement, the CMS Parties will (i) vote all their common stock in favor of each nominee and each proposal recommended by the Board of Directors and against each nominee and each proposal not recommended by the Board of Directors; and (ii) comply with the terms of a customary standstill provision.

The Board of Directors agreed to (i) increase the size of the Board of Directors by one member, effective as of the Annual Meeting; (ii) nominate Governor William B. Richardson for election as director to the Board of Directors at the Annual Meeting; (iii) recommend that the Company’s shareholders vote in favor of the election of Governor Richardson; and (iv) solicit proxies for the election of Governor Richardson at the Annual Meeting.

Each of the CMS Parties and the Company agreed (i) to release and discharge any and all claims, whether known or unknown, against the other party existing prior to the date of the Settlement Agreement; (ii) to covenant not to sue, the other party until the termination date of the Settlement Agreement; and (iii) to not publicly disparage or criticize the other party until the termination date of the Settlement Agreement.

The Company has also agreed to reimburse the CMS Parties for the reasonable fees and expenses of their advisors incurred in connection with the proxy contest in an amount not to exceed $275,000.

The Settlement Agreement will terminate 60 days following the Company’s 2017 annual meeting, unless terminated earlier upon a material breach of the other party if such breach has not been cured within a 30-day cure period.

Lone Star Value Investors, LP, Lone Star Value Investors GP, LLC, Lone Star Value Management, LLC and Mr. Jeffrey E. Eberwein had terminated their participation in the group of the CMS Parties prior to the signing of the Settlement Agreement.

BOARD OF DIRECTORS - NOMINEES

The following is biographical information on the current members of our Board of Directors who are nominated for re-election. In addition, we have included the biographical information for Dr. Gower, Mr. Leary, and Governor Richardson, who are new, independent nominees for election to our Board of Directors:

Deloy Miller (66): Mr. Miller, the Company’s founder and Executive Chairman of the Board of Directors, is a seasoned oil and gas professional with more than 45 years of experience in the drilling and production industry. Prior to Mr. Miller’s appointment as Executive Chairman of the Board in July 2013, he led the Company as Chief Executive Officer from 1967 to August 2008 and as Chief Operating Officer from August 2008 to July 2013. In recognition of his extensive experience in energy and his knowledge of the geology of Tennessee and Kentucky, Mr. Miller was appointed to the Federal Reserve Bank of Atlanta’s Energy Advisory Council for a two-year term in 2011. Mr. Miller was named as the Tennessee Oil Man of the Year in 1978 by the Tennessee Oil & Gas Association. He was appointed by the Governor of Tennessee as the petroleum industry’s representative on the Tennessee Oil & Gas Board, served two terms as its president and continues to serve on its board. Mr. Miller was the step-father of Mr. Boruff’s late wife.

Scott M. Boruff (50): Mr. Boruff has served as a director and as the Company’s Chief Executive Officer since August 2008. Mr. Boruff is a proven executive with a diverse business background in investment banking and real estate development. As a professional in investment banking, he specialized in consulting services and strategic planning with an emphasis on companies in the oil and gas field. Mr. Boruff was a director and 49% owner of Dimirak Securities Corporation, a broker-dealer and member of FINRA, from April 2009 until July 2012. In July 2012, Mr. Boruff sold his interest in Dimirak and is no longer an owner of that company. He has more than 20 years of experience in developing commercial real estate projects and from 2006 to 2007 Mr. Boruff successfully led transactions averaging $150 to $200 million in size while serving as a director of Cresta Capital Strategies, LLC. Mr. Boruff received a Bachelor of Science degree in Business Administration from East Tennessee State University.

Bob G. Gower (76): Dr. Gower has more than 50 years of business and senior management experience across a range of industries, including energy, chemical, and technology. He is the current Chairman of Ensysce Biosciences, Inc., a company he founded in 2008, which is focused on the use of carbon nanotubes as delivery agents in cancer treatment. In 2000, Dr. Gower co-founded Carbon Nanotechnologies, Inc. and served as its Chief Executive Officer until it merged with Unidym in 2007. He was Chief Executive Officer of Lyondell Petrochemical Company from 1988 to 1996, where he also served as Chairman of the Board from 1994 to 1997 and as President from 1985 to 1994. He was Senior Vice President at Atlantic Richfield Company from 1984 to 1985. Dr. Gower was Senior Vice President of ARCO Chemical Company from 1979 to 1984 and Vice President from 1977 to 1979. Since 1998, Dr. Gower has served on the Board of Directors of Kirby Corporation. He received his Bachelor’s and Master’s degrees from Southern Illinois University, and his doctorate in organic chemistry from the University of Minnesota. Dr. Gower was recommended for election to the Board of Directors by Kevin DeLeon of Highgate Capital, LLC, a consultant of the Company.

Gerald Hannahs (60): Mr. Hannahs has been a member of the Company’s Board of Directors since July 2012. Mr. Hannahs brings more than 30 years of diverse experience as a successful entrepreneur and oil and gas business leader. Since 1993, Mr. Hannahs has been a private investor in companies and served as First Vice President for EF Hutton, Prudential and Paine Webber from 1982 to 1986. In 1983, Mr. Hannahs co-founded Texarkoma Crude & Gas Company, which operated in Tennessee and Alabama and was acquired in 1985 by Cross Timbers. Previously, he was a professional pitcher for the Montreal Expos, the Los Angeles Dodgers and the Minnesota Twins baseball teams before retiring from professional sports. Mr. Hannahs received a Bachelor of Science degree from the University of Arkansas.

Joseph T. Leary (64): Mr. Leary has more than 40 years of experience in banking and finance with over 25 years in the energy business. Mr. Leary is currently the Chief Financial Officer of Tarpon Operating & Development, LLC, a private oil and gas exploration and production company, a position he has held since March 2011. Previously he served as Executive Vice President and Chief Financial Officer of Energy Partners, Ltd. from 2007 to February 2009; in May 2009, Energy Partners, Ltd. filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Energy Partners, Ltd. emerged from Chapter 11 in September 2009. Further, he served as Senior Vice President and Chief Financial Officer of KCS Energy, Inc. from 2003 until it was acquired by Petrohawk Energy Corporation in 2006. Prior to his position with KCS, Mr. Leary was vice president of finance and treasurer at EEX Corporation from 1996 until 2002. From 1983 until 1996, he held a number of finance and treasury management positions of increasing responsibility at Enserch Corporation. Mr. Leary received a Bachelor of Business Administration degree from the University of Notre Dame and an M.B.A. from Pace University. Mr. Leary was recommended for election to the Board of Directors by Ric Saalwachter, a managing director at PrinceRidge Investment Banking.

Governor William B. Richardson (66): Governor Richardson is the former Governor of New Mexico (2003-2011). Prior to his governorship, he served as the U.S. Secretary of Energy in the Clinton administration (1998-2001); he also served as U.S. Ambassador to the United Nations from 1997-1998, and as a member of the U.S House of Representatives for New Mexico from 1983 to 1997. Governor Richardson has also served as chairman of the 2004 Democratic National Convention, and chairman of the Democratic Governors Association. As Governor of New Mexico, Governor Richardson made the state the “Clean Energy State” by requiring utilities to meet 20% of New Mexico’s electrical demand from renewable sources. In addition, he established a Renewable Energy Transmission Authority to deliver New Mexico’s world-class renewable resources to market. During his first term in Congress, Governor Richardson won a coveted seat on the Energy and Commerce Committee, which is of particular importance to New Mexico. In the 101st Congress, he supported a plan to promote the use of non-gasoline cars, parts of which were included in the Clean Air Act re-authorization. As a member of the Interior and Insular Affairs Committee, he supported expansion of national parks and the designation of wild and scenic rivers. By the 103rd Congress, Richardson had risen to the position of Chief Deputy Whip and led the fight in the House for the North American Free Trade Agreement (NAFTA). He wrote articles advocating NAFTA for important national newspapers and encouraged President Clinton to work with Mexico on improving the environmental portions of the agreement in order to gain support for NAFTA in Congress. Richardson also played a key role in passing President Clinton’s 1993 Deficit Reduction package and the 1994 Crime Bill. In addition to his seat on the Energy Commerce Committee, Richardson was the second-ranking Democrat on the Select Intelligence Committee and served on the Natural Resources Committee, where he chaired the Native American Affairs Subcommittee which was created in the 103rd Congress. In January 2000, he oversaw the largest return of federal lands, 84,000 acres (340 km2), to an Indian Tribe (the Northern Ute Tribe of Utah) in more than 100 years. Richardson also directed the overhaul of the Department’s consultation policy with Native American tribes and established Tribal Energy Program. Richardson has been recognized for negotiating the release of hostages, American servicemen, and political prisoners in North Korea, Iraq, and Cuba.

Marceau N. Schlumberger (41): Mr. Schlumberger has been a member of the Company’s Board of Directors since July 2013. He has advised companies for nearly 20 years in strategic situations, including international and domestic mergers and acquisitions, restructuring and financing. Mr. Schlumberger is the founder of Coral Reef Capital and has been a managing member since its founding in 2008; Coral Reef Capital focuses on strategic investments in natural resources companies in the U.S. Prior to founding Coral Reef Capital, Mr. Schlumberger was a principal at Columbus Nova, an associate at Triumph Capital, a founding member of the Asia Investment Banking Group at Smith Barney and a financial analyst at Zilkha Capital Partners. Mr. Schlumberger currently serves on the board of several energy and natural resources companies, including Armada Oil, Inc., Rawhide Mining, Shawnee Exploration and Microline Surgical Inc. He received a Bachelor of Arts degree from Yale University and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Schlumberger was recommended for appointment to the Board of Directors by Kevin DeLeon of Highgate Capital, LLC, a consultant of the Company.

Charles M. Stivers (51): Mr. Stivers has been a member of the Company’s Board of Directors since 2004 and served as the Company’s Chief Financial Officer from 2004 until January 2006. He brings more than 27 years of expertise in accounting and more than 23 years of professional experience in the oil and gas industry. Since 1990, he has been the owner and sole operator of Charles M. Stivers, C.P.A., a firm specializing in energy accounting, with clients across fourteen states in the U.S. Mr. Stivers previously served as Treasurer and Chief Financial Officer for Clay Resource Company and Senior Tax and Audit Specialist for Gallaher and Company. He received a Bachelor of Science degree from Eastern Kentucky University.

There are no family relationships between any of the executive officers and directors or nominees, except as set forth above. Each director is elected at our Annual Meeting and holds office until the next Annual Meeting or until his successor is elected and qualified.

Board of Directors Leadership Structure and Role in Risk Oversight

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our Corporate Governance Guidelines, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with management, by reading the reports and other materials sent to them by management and by participating in meetings of the Board of Directors and its committees. Directors are elected for a term of one year. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board of Directors increases the number of directors, the Board of Directors may fill the vacancy by a vote of a majority of the directors then in office, although less than a quorum may exist. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor.

While our Chairman of the Board of Directors and Chief Executive Officer positions are held by two different individuals, Mr. Miller, our Chairman, is also an executive officer of our Company and is therefore not independent. Accordingly, in July 2010 our independent directors created the position of Lead Director. Individuals eligible to serve as our Lead Director must be independent members of our Board of Directors, and the director appointed as Lead Director serves for a one year term or until his successor has been appointed. In July 2010 General McPeak was first appointed as Lead Director and he has been re-appointed to that position twice in 2011 and 2012. Following the Annual Meeting, the Board of Directors will appoint a new Lead Director. We believe this structure represents an appropriate allocation of roles and responsibilities for our Company at this time. The Lead Director acts as chairman of the executive sessions of the independent members of the Board of Directors and serves as liaison between the independent directors and management. This arrangement allows our Lead Director to lead the Board of Directors in its fundamental role of providing independent advice to and oversight of management and our Chief Executive Officer to focus on our day-to-day business and strategy and convey the management perspective to other directors.

To assist in its governance, our Board of Directors has formed three standing committees composed entirely of independent directors: the Audit, Compensation, and Nominating and Corporate Governance committees. A discussion of each committee’s function is set forth below.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Audit Committee meets regularly with management to discuss strategy and risks we face. Our Chief Financial Officer and our General Counsel attend many of the Board of Directors meetings and are available to address any questions or concerns raised by the directors on risk management and any other matters. The Lead Director and independent members of the Board of Directors work together to provide strong, independent oversight of our management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Board of Directors Meetings and Attendance

During fiscal 2013, the Board of Directors held 8 meetings. No director attended, either in person or via telephone, fewer than 75% of the aggregate of all meetings of the Board of Directors and committees, if any, on which such director served.

Annual Meeting Attendance

Our common stock is listed on the New York Stock Exchange. Rules of the New York Stock Exchange require that we hold an Annual Meeting no later than one year after the end of our fiscal year. We do not have a policy requiring directors to attend the Annual Meeting, but we encourage them to do so. All nine members of our Board of Directors then serving attended our last Annual Meeting held on March 18, 2013.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that a majority of our current directors and our nominees have no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are “independent directors” as defined in the New York Stock Exchange Listed Company Manual. In determining the independence of our directors and our nominees, the Board of Directors has adopted independence standards specified by applicable laws and regulations of the SEC and the listing standards of the New York Stock Exchange, the exchange on which our common stock is listed. In making the determination of the independence of our directors and our nominees, the Board of Directors considered all known transactions in which we and any director had any interest, including any discussed under “Certain Relationships and Related Transactions” below. In addition to those transactions, the Board also considered that, from time to time, the Company provides service work on oil and gas wells owned by Mr. Gettelfinger, a current member of the Board of Directors, and his family. As of April 30, 2013 and 2012, Mr. Gettelfinger owed us $11,000 and $17,000, respectively. The Board of Directors has determined that Messrs. Gettelfinger, Gower, Hannahs, Leary, McPeak, Richardson, Schlumberger, Stivers, and Turkleson are independent.

The corporate governance rules of the New York Stock Exchange require that our independent directors must meet in regularly scheduled executive sessions at which only independent directors are present. General McPeak, the current Lead Director of the Board of Directors, currently presides at these sessions. After the Annual Meeting, the Board of Directors will appoint a new Lead Director. Each independent director has access to the members of our management team or other employees as well as full access to our books and records. We have no policy limiting, and exert no control over, meetings of our independent directors.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors as well as persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and persons holding greater than 10% of our issued and outstanding stock have filed the required reports in a timely manner during fiscal 2013, other than certain Forms 4 due to be filed on July 5, 2012 and on July 30, 2012. The foregoing forms were inadvertently filed one day late, on July 6, 2012 and July 31, 2012, respectively, by Messrs. Boruff, Miller, Voyticky, Hall, Gettelfinger, Hannahs, Stivers, Turkleson, and General McPeak, and by Messrs. Gettelfinger, Hannahs, Stivers, Turkleson, and General McPeak, respectively. Mr. Yost failed to timely file a Form 4 due on July 5, 2012, which was subsequently filed on July 26, 2013.

BOARD COMMITTEES

The Board of Directors has standing Audit, Compensation and Nominating and Corporate Governance committees. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has a written charter. The charters are available on our website at www.millerenergyresources.com. Messrs. Miller, Boruff, Hall, and Voyticky, who are not independent directors, are not members of any committee of our Board of Directors. Information concerning the current membership and function of each committee is as follows:

Board of Directors Committee Membership

Director	Audit Committee Member	Compensation Committee Member	Nominating and Governance Committee Member
Herman E. Gettelfinger			✓
Gerald Hannahs	✓	✓1	✓1
Marceau N. Schlumberger	✓	✓
Charles M. Stivers	✓1	✓	✓

1    Denotes Chairperson.

Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications, independence, and performance of our independent registered public accountants; and

•	the performance of our internal audit function.

The Audit Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the New York Stock Exchange Listed Company Manual. The Board of Directors has determined that Mr. Turkleson, the Chairman of the Audit Committee during fiscal 2013, and Mr. Stivers, the current Chairman of the Audit Committee, each qualify as “audit committee financial experts” as defined by the SEC. The report of the committee is included in this Proxy Statement. During fiscal 2013, the Audit Committee held eight meetings.

Compensation Committee. The Compensation Committee is responsible for overseeing our compensation programs and practices, including our executive compensation plans and incentive compensation plans, as well as the compensation of our Chief Executive Officer and other executive officers. The Chief Executive Officer provides input to the Compensation Committee with respect to the individual performance and compensation recommendations for the other executive officers. The Compensation Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the New York Stock Exchange Listed Company Manual. During fiscal 2013, the Compensation Committee held seven meetings. In making its compensation decisions, the Compensation Committee considered information from a wide range of sources, including outside advisors, but no such advisor had a role in determining or recommending the amount or form of executive and director compensation during fiscal 2013.

The Compensation Committee analyzes on an annual basis the actual or anticipated effect (including, as appropriate, a deterrent effect) that our compensation policies and practices have had or may have on our employees with respect to creating any excessive and undesirable risk-taking in the performance of their duties for us. The Compensation Committee then makes a determination, on an annual basis, as to whether any of our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company. On March 10, 2014, the Compensation Committee reviewed our current compensation policies and practices and determined that they do not create any such risks. No changes to our compensation policies and practices have been made since the date of the Compensation Committee’s review.

The Compensation Committee seeks to discourage and deter inappropriate risk taking through the compensation programs it adopts and implements for our named executive officers and our employees generally. We believe that the compensation-related programs employed by us are consistent with those objectives and align our employees’ incentives for risk taking with the best long-term best interests of our shareholders. These programs provide a holistic approach to compensation that provides a mix of fixed and variable compensation, with the variable component impacting both short-term cash compensation and long-term equity compensation.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee:

•	recommends the slate of director nominees for election to our Board of Directors;

•	identifies and recommends candidates to fill vacancies occurring between annual shareholder meetings;

•	reviews the composition of committees of the Board of Directors; and

•	monitors compliance with, reviews, and recommends changes to our various corporate governance policies and guidelines.

The committee also prepares and supervises the Board of Directors’ annual review of director independence and the Board of Directors’ annual self-evaluation. The Nominating and Corporate Governance Committee is composed of three directors, all of whom have been determined by the Board of Directors to be “independent,” as defined by the New York Stock Exchange Listed Company Manual. The Nominating and Corporate Governance Committee held four meetings in fiscal 2013.

The Nominating and Corporate Governance Committee considers all qualified candidates for our Board of Directors identified by members of the Nominating and Corporate Governance Committee, by other members of the Board of Directors, by senior management and by our shareholders. The committee reviews each candidate including each candidate’s independence, skills and expertise based on a variety of factors, including the person’s experience or background in management, finance, regulatory matters, and corporate governance. Further, when identifying nominees to serve as director, while we do not have a policy regarding the consideration of diversity in selecting directors, the Nominating and Corporate Governance Committee seeks to create a Board of Directors that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, and corporate governance. The Committee does not have any specific minimum qualifications but considers each candidate holistically in light of the current mix of experience, skills, and needs of the Board at the time of nomination. In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s attendance and performance, length of service, experience, skills and contributions that the existing director brings to the Board of Directors, equity ownership in our Company and independence.

The committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders, members of the Board of Directors and members of senior management. Based on its assessment of each candidate, the committee recommends candidates to the Board of Directors. However, there is no assurance that there will be any vacancy on the Board of Directors at the time of any submission or that the Nominating and Corporate Governance Committee will recommend any candidate for the Board of Directors.

Shareholder Nominations

Shareholders who would like to propose a candidate may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary will be presented to the committee for appropriate consideration. It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Nominating and Corporate Committee, a shareholder should submit the following information in writing, addressed to the Corporate Secretary of our Company at our main office:

1.	The name and address of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to be named in the Proxy Statement as a nominee and to serve as a director if elected;

4.
As to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our common stock owned by such person; provided, however, that if the person is not a record holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and

5.	A statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

DIRECTOR COMPENSATION

Executive officers of our Company or its subsidiaries who are also members of the Board of Directors do not receive any compensation specifically for their services as directors.

On May 27, 2011, the Board of Directors adopted a compensation policy for its outside directors, consisting of certain cash payments and an annual grant of an option to purchase 40,000 shares of our common stock at a price equal to the price at the close of business on the date of award, vesting in one year. The compensation is comprised of an annual retainer of $20,000 and $1,000 for attendance in person of a meeting of the Board of Directors. An outside director is also paid $500 for attendance in person at a committee meeting and $500 for telephonic attendance of a meeting of the Board of Directors. Instead of the $20,000 retainer, our lead independent director receives a $30,000 annual retainer. The Chairman of each of our committees receives an additional retainer as follows: Audit Committee, $7,500; Compensation Committee, $5,000; and Nominating and Corporate Governance Committee, $2,500.

The following table provides information about compensation paid to our non-employee directors during fiscal 2013 for their services as directors. The value of the securities issued reflects the aggregate grant date fair value computed in accordance with ASC Topic 718. While options were granted to these individuals as described below, because not all of these options have vested by the end of fiscal 2013 and the grant is subject to continued service on the Board of Directors, under generally accepted accounting principles, we recognize compensation expense for these grants over the vesting period.

Name[1] (a)	Fees Paid or Earned in Cash (b)	Stock Awards (c)	Option Awards (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
Herman E. Gettelfinger[2]	$27,000	$—	$104,583	$—	$—	$—	$131,583
Jonathan S. Gross[3]	9,625	—	—	—	—	—	9,625
Gerald E. Hannahs, Jr.[4]	21,875	—	269,895	—	—	—	291,770
Merrill A. McPeak[5]	46,500	—	104,583	—	—	—	151,083
Charles M. Stivers[6]	30,500	—	104,583	—	—	—	135,083
Don A. Turkleson[7]	38,000	—	104,583	—	—	—	142,583
____________________

1
Mr. Gross resigned from the Board of Directors on July 20, 2012. Mr. Hannahs was appointed to the Board of Directors on July 26, 2012. Mr. Schlumberger joined the Board of Directors subsequent to the end of fiscal 2013.

2
Mr. Gettelfinger was granted options to purchase an aggregate of 40,000 shares of our common stock at an exercise price of $3.84 per share on July 26, 2012, with a one year vesting schedule. The aggregate number of option and stock awards held by Mr. Gettelfinger includes vested options to purchase 100,000 shares of common stock at $5.94 per share expiring in April 2020, options to purchase 40,000 shares of common stock at an exercise price of $5.89 that expire in May 2021, and options to purchase 40,000 shares of our common stock exercisable at $3.84 that expire in July 2022, and an unvested option to purchase 40,000 shares of our common stock exercisable at $4.34 which expires in July 2023.

3	Mr. Gross resigned from the Board of Directors and his stock options terminated in accordance with their own terms.

4
Mr. Hannahs was granted options to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $3.84 vesting over three years on July 26, 2012. The aggregate number of option and stock awards held by Mr. Hannahs includes a vested option to purchase 33,334 shares of our common stock at an exercise price of $3.84, and unvested options (1) to purchase 66,666 shares of our common stock at an exercise price of $3.84 that expires in July 2023, and (2) to purchase 40,000 shares of our common stock at an exercise price of $4.34 which expires in July 2023.

5
General McPeak was granted options to purchase an aggregate of 40,000 shares of our common stock at an exercise price of $3.84 per share on July 26, 2012, with a one year vesting schedule. The aggregate number of option and stock awards held by General McPeak includes vested options to purchase 200,000 shares of common stock at $5.94 per share expiring in April 2020, options to purchase 100,000 shares of common stock at $4.98 per share expiring in July 2020, options to purchase 40,000 shares of common stock at an exercise price of $5.89 which expire in May 2021, and options to purchase 40,000 shares of common stock at an exercise price of $3.84 that expire in July 2022, along with an unvested option to purchase 40,000 shares of common stock at an exercise price of $4.34 which expires in July 2023.

6
Mr. Stivers was granted options to purchase an aggregate of 40,000 shares of our common stock at an exercise price of $3.84 per share on July 26, 2012, with a one year vesting schedule. The aggregate number of option and stock awards held by Mr. Stivers includes vested options to purchase 100,000 shares of common stock at $5.94 per share expiring in April 2020, vested options to purchase 40,000 shares of common stock at an exercise price of $5.89 which expire in May 2021, and vested options to purchase 40,000 shares of common stock at an exercise price of $3.84 that expire in July 2022, and unvested options to purchase 40,000 shares of common stock at an exercise price of $4.34 which have not yet vested and expire in July 2023.

7
Mr. Turkleson was granted options to purchase an aggregate of 40,000 shares of our common stock at an exercise price of $3.84 per share on July 26, 2012, with a one year vesting schedule. The aggregate number of option and stock awards held by Mr. Turkleson includes vested options to purchase 100,000 shares of common stock at $5.25 per share expiring in January

2021, vested options to purchase 40,000 shares of common stock at an exercise price of $5.89 which expire in May 2021, and vested options to purchase 40,000 shares of our common stock exercisable at $3.84 that expire in July 2022, and unvested options to purchase 60,000 shares of common stock at an exercise price of $4.34 which expire in July 2023.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting processes. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. Our independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with U.S. generally accepted accounting principles and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

With respect to fiscal 2013, in addition to its other work, the Audit Committee:

•	reviewed and discussed with management our audited consolidated financial statements as of April 30, 2013 and the year then ended;

•
discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the audited consolidated financial statements in the fiscal 2013 Form 10-K for filing with the SEC.

Audit Committee of the Board of Directors of Miller Energy Resources, Inc.[1]

/s/ Don Turkleson, Chairman
/s/ Merrill McPeak
/s/ Charles Stivers

1	Committee members on the date of the report

EXECUTIVE OFFICERS

The following individuals are our executive officers. Executive officers of our Company are appointed by the Board of Directors and serve at the pleasure of the Board.

Name	Positions
Scott M. Boruff	Chief Executive Officer
Deloy Miller	Executive Chairman and former Chief Operating Officer (until July 2013)
David J. Voyticky	President and former Acting Chief Financial Officer (until February 2014)
John M. Brawley	Chief Financial Officer (beginning February 2014)
David M. Hall	Chief Operating Officer of the Company (beginning July 2013) and Chief Executive Officer of Cook Inlet Energy, LLC
Kurt C. Yost	Senior Vice President and General Counsel

Scott M. Boruff, Age 50. For information regarding Mr. Boruff, please see “Board of Directors-Nominees” which appears earlier in this Proxy Statement.

Deloy Miller, Age 66. For information regarding Mr. Miller, please see “Board of Directors-Nominees” which appears earlier in this Proxy Statement.

David J. Voyticky, Age 44. Mr. Voyticky has been a member of the Company’s Board of Directors since April 2010, President since June 2011 and was Acting Chief Financial Officer from September 2011 to February 2014. Mr. Voyticky has provided strategic and financial counsel to U.S. and international companies for more than 15 years and has served on the Boards of several natural resources companies. He advised multinational corporations in mergers, acquisitions and financing while working at Goldman, Sachs & Co., Houlihan Lokey Howard & Zukin Capital, Inc., and J.P. Morgan. From August 2005 to June 2011, he served as an independent consultant to high-growth companies. He has served on the boards of Best Energy Services, Genesis Biopharma, and Mosquito Consolidated Gold Mines, Ltd. Mr. Voyticky received a Bachelor of Arts degree in Philosophy from Pomona College, a Masters in International Policy and Economics from the Ford School at the University of Michigan, and a J.D. and a M.B.A. from the University of Michigan.

John M. Brawley, Age 31. Mr. Brawley was hired as our Chief Financial Officer in February 2014. He has significant experience in corporate finance, specializing in the energy industry. Mr. Brawley was previously a consultant for the Company, starting in November of 2013, and he managed the latest credit facility refinancing for the Company. From 2010 to 2013, Mr. Brawley was a consultant with Guggenheim Partners, a diversified financial services firm with more than $190 billion of assets under management, where he managed their mezzanine energy portfolio as the co-head of the Houston office and provided energy expertise for Guggenheim's high yield and syndicated loan portfolios. Prior to Guggenheim Partners, Mr. Brawley worked directly for the CFO of ATP Oil & Gas as a consultant from 2007 to 2009, and was a financial analyst at Lehman Brothers in their energy investment banking practice in 2006. Mr. Brawley received a B.A. in Economics and Biological Sciences and an M.B.A., with a concentration in accounting and finance, from Rice University.

David M. Hall, Age 44. Mr. Hall has served as a director and as Chief Executive Officer of CIE since December 2009 and as the Company’s Chief Operating Officer since July 2013. He has worked with the Company’s Alaska assets since construction began in 1991, and previously had more than a decade of comprehensive experience in Alaska with the oil and gas business, having served as Vice President and General Manager of Alaska Operations for Pacific Energy Resources Ltd. from January 2008 to December 2009. Prior to his experience at Pacific Energy Resources, Mr. Hall led Alaska operations for Forest Oil as its Production Manager, and served as the Production Foreman from 2000 to 2007.

Kurt C. Yost, Age 42. Mr. Yost was hired as our Senior Vice President and General Counsel in May 2012. He has more than 16 years of corporate and commercial law experience. From April 2011 to May 2012, Mr. Yost was General Counsel for Northrock Partners, a startup nutritional supplement manufacturer and distribution company. From March 2010 to March 2011, he was in-house counsel and later General Counsel at Max International, LLC, a nutraceutical manufacturing and distribution company. He worked at several law firms in New York City from September 1997 to March 2010, including Pepper Hamilton LLP (July 2007 to March 2010), Allen & Overy LLP (April 2003 to January 2006), Bingham McCutchen LLP (February 2001 to April 2003) and Mayer Brown LLP (September 1997 to February 2001). While at these firms, Mr. Yost represented many of their largest corporate clients on a variety of matters ranging from corporate financings to mergers & acquisitions. He is a contributing author to the treatise, “Securities Practice and Electronic Technologies,” (John R. Hewitt and James B. Carlson, eds. (2006)). Mr. Yost received a J.D. from the University of Virginia School of Law, and graduated summa cum laude from Temple University, with a B.B.A. in Economics and Finance. He is admitted to practice law in New York and Utah and is admitted as an in-house counsel in Tennessee.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, as well as considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

This Compensation Discussion and Analysis provides information about the fiscal 2013 and fiscal 2014 compensation programs for our fiscal 2013 named executive officers, including:

•	Scott M. Boruff, Chief Executive Officer, our principal executive officer;

•	David J. Voyticky, President and former Acting Chief Financial Officer, our principal financial officer until February 12, 2014;

•	Deloy Miller, our Executive Chairman and former Chief Operating Officer (until July 2013);

•	David M. Hall, our Chief Operating Officer (since July 2013) and the Chief Executive Officer of Cook Inlet Energy; and

•	Kurt C. Yost, our Senior Vice President and General Counsel.

We also provide certain information with respect to John M. Brawley, who was appointed as our Chief Financial Officer (and principal financial officer) on February 12, 2014.

I.    Our Decision-Making Climate: Fiscal 2013 Corporate Performance

During fiscal 2013, we continued work to restore previously producing wells in Alaska and launched our horizontal drilling program in Tennessee. Our revenues declined by 2% to $34.8 million compared to $35.4 million in the previous fiscal year, which was primarily due to RU-7 being offline due to a pump failure and related workover, a normal decline curve from our WMRU field, and fluctuations in our shipping schedules. Total net production, excluding natural gas produced and used as fuel gas, was 317,606 barrels of oil equivalent (“BOE”) in fiscal 2013 compared to 371,874 BOE for fiscal 2012.

We also completed the installation of Rig-35 on the Osprey platform, and have used it to bring online two gas wells, RU-3 and RU-4, and to replace the ESP in RU-7. Subsequent to our fiscal year end, we completed our first sidetrack with Rig-35, our RU-2A oil well, which showed a 21-day initial production of 1,314 BOE per day.

On June 29, 2012, we refinanced our $100 million credit facility with a new facility with Apollo Investment Corporation (the “Original Apollo Credit Facility”) at a lower cost of funds than our previous facility and with a larger initial borrowing base of $55 million. Subsequently, after fiscal 2013 ended, the borrowing base was increased by $20 million on August 5, 2013. In February 2014, the Original Apollo Credit Facility was replaced by the Amended Apollo Credit Facility with a borrowing base of $175 million.

We also raised funds through our newly designated Series B and Series C Preferred Stock. Our Series C Preferred Stock is listed on the NYSE under the symbol “MILLprC.”

We added personnel to our corporate team to improve our financial reporting and internal controls, including the addition of Mr. Yost as Senior Vice President and General Counsel.

II.    Compensation Philosophy

Objectives, Elements, Design

The Company has seen significant growth and change in the past four fiscal years. Because of this growth, our compensation program has evolved during this time. The objectives of our compensation program are to attract, motivate, and retain the key executives who drive our success and industry leadership. Early in fiscal 2014, our Compensation Committee reviewed our executive compensation program and made recommendations to assist the Compensation Committee in the negotiation of new employment agreements, taking effect for our 2014 fiscal year and expiring on July 28, 2014, with Messrs. Boruff and Voyticky. These agreements also formed the basis of new contracts with our other named executives, Messrs. Miller, Hall and Yost.

Our Compensation Committee reviews the effectiveness and competitiveness of these packages on an ongoing basis. Our shareholders voted to approve the executive compensation program at our 2011 annual meeting, and accordingly, the Compensation Committee has continued to consider the same elements of compensation in our executive compensation program.

Each named executive officer’s compensation package is comprised of the following elements:

•	Base salary

•	Incentive-based bonus

•	Long term stock-based incentives

•	Other benefits, including health and life insurance, or car allowances or use of a Company vehicle.

Our compensation program is designed to meet our objectives of attracting, motivating and retaining our named executive officers through a compensation package that:

•	provides competitive total compensation including stock-based compensation, encouraging our executive officers to act as owners with an equity stake in the Company;

•	provides a significant portion of total compensation linked to performance that we believe will incentivize the creation of long-term shareholder value;

•	differentiates rewards based on the executive officer’s contributions to our performance;

•	enhances retention by having a significant percentage of executive officer total compensation subject to multi-year vesting; and

•	does not encourage unnecessary and excessive risk taking.

This program is designed to reward our named executive officers for performance that is in the best interest of our shareholders and meets the specific goals for each named executive officer set by the Compensation Committee each year. It also incentivizes our named executive officers to continue their employment with us, and encourages them to think long term with respect to the Company’s development and operations.

Generally, the Compensation Committee meets during the first quarter of the fiscal year to determine whether to award incentive compensation awards for the fiscal year that has just been completed. At that meeting, base salaries and long term stock-based incentive awards are usually considered. Bonuses and incentive stock grants were considered in the context of our fiscal 2013 performance and were determined in a meeting in June 2013, with compensation packages for the 2014 fiscal year to be determined later.

This year, the Compensation Committee determined that it would be appropriate to not automatically renew Mr. Boruff’s and Mr. Voyticky’s employment agreements and to instead engage in a thorough review and renegotiation of those agreements. Due to the nature of this task, a series of meetings were held from May through July 2013. New employment contracts for our named executives were discussed, negotiated, and drafted in several meetings in July 2013.

Benchmarking: Peer Companies

We compete with other independent oil and gas exploration companies and small and mid-market capitalization U.S. companies for senior executive talent. While each executive’s salary and other terms of his compensation are negotiated individually upon hire and periodically over the course of employment, we try to establish similar terms across our executives’ compensation packages. Seeking to hire and to retain exceptional talent, we try to keep our compensation packages in line with the top 80% of companies within the oil and gas exploration markets, though the Compensation Committee has decided to make exceptions where it believed warranted in its business judgment. The Compensation Committee uses executive compensation benchmarking as a holistic market check, and in fiscal 2011, we reviewed the market competitiveness of our executive compensation relative to industry peers in order to provide a baseline for our named executive officers’ compensation. The following list identifies the companies the Compensation Committee included in this peer group during the review in fiscal 2011:

Abraxas Petroleum Corp., Approach Resources, Inc., ATP Oil & Gas Corp., Berry Petroleum Co., Bill Barrett Corp., BPZ Resources, Inc., Breitburn Energy Partners L.P., CAMAC Energy Inc., Carrizo Oil & Gas Inc., Clayton Williams Energy Inc., Comstock Resources Inc., Contango Oil & Gas Co., Delta Petroleum Corp., Dorchester Minerals LP, Encore Energy Partners LP, Endeavour International Corporation, Energy Partners Ltd., EV Energy Partners LP, FX Energy Inc., GeoResources, Inc., Goodrich Petroleum Corp., Gulfport Energy Corp., Harvest Natural Resources Inc., Houston American Energy Corp., Hyperdynamics Corporation, Kodiak Oil & Gas Corp., Legacy Reserves LP, Magnum Hunter

Resources Corp., McMoRan Exploration Co., North European Oil Royalty Trust, Northern Oil and Gas, Inc., Panhandle Oil and Gas Inc., Penn Virginia Corp., Petroleum Development Corporation, PetroQuest Energy Inc., Resolute Energy Corporation, Rex Energy Corporation, Rosetta Resources, Inc., Stone Energy Corp., Swift Energy Co., TransAtlantic Petroleum Ltd., Vaalco Energy Inc., Vanguard Natural Resources, LLC, Venoco, Inc., W&T Offshore Inc., Warren Resources Inc.

These companies were selected by the Compensation Committee to represent a broad selection of oil and gas exploration and development companies comparable in market capitalization and overall risk profile to our Company.

Decision-Making Process

The Compensation Committee sets and reviews the overall goals of our executive compensation program and the elements of the program, including the mix of cash and stock-based compensation and the mix of short-term and long-term compensation, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes. From time to time, the Compensation Committee may make modifications or revisions to existing compensation plans and adopt new plans. Once the results of the previous fiscal year are available for review, which usually occurs in the first quarter of the subsequent fiscal year, the Compensation Committee meets for the purposes of:

•	Designing our Compensation Program. Establishing the overall design and governance of our executive compensation program.

•	Reviewing Performance for Prior Fiscal Year. Adjusting base salary and approving actual incentive awards based on each executive officer’s performance for the just-completed fiscal year.

•	Setting Compensation Opportunities for Current Fiscal Year. Determining future compensation targets and maximum awards for our executive officers for a fiscal year.

The following table depicts the roles of management, the Compensation Committee, and our Board of Directors in recommending or approving actions relating to the compensation of our executive officers.

Action	For the Chief Executive Officer	For Other Executive Officers
Design compensation program	Compensation Committee	Compensation Committee
Establish target and maximum Incentive Plan awards	Compensation Committee	Compensation Committee
Performance appraisal	Compensation Committee	Chief Executive Officer
Recommend base salary adjustments	Compensation Committee	Chief Executive Officer and Compensation Committee
Approve base salary adjustments	Compensation Committee	Board of Directors
Recommend Incentive Plan awards (including cash bonuses)	Compensation Committee	Chief Executive Officer and Compensation Committee
Approve Incentive Plan awards (including cash bonuses)	Compensation Committee	Board of Directors

Risk-Limiting Factors

The Compensation Committee has determined that the structure of our compensation program for executive officers does not incentivize unnecessary or excessive risk taking. The base salary component of compensation does not encourage risk-taking because it is a fixed amount. The current incentive awards have the following risk-limiting characteristics:

Fiscal 2013

•
Cash bonus awards to each executive officer for fiscal 2013 took into account the executive’s base salary, performance, and whether the executive met specific goals set by the Compensation Committee, as well as operational progress made by the Company.

•	Awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance.

Fiscal 2014

•
Cash bonus awards to each executive officer for fiscal 2014 take into account the executive’s base salary, performance, stock performance of the Company relative to peers, and whether the executive meets specific goals set by the Compensation Committee, such as compliance with legal, risk, safety, environmental and regulatory requirements, maintaining appropriate capitalization and cash flow for the Company, and avoiding excess leverage, achieving a minimum $7.60 per share as stock price of April 30, 2014, and achieving a 5,000 barrels of oil equivalent per day minimum production level from February 1, 2014 to April 30, 2014.

•	Awards will be made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance.

•
The Board of Directors does not believe that the market currently recognizes the value of our infrastructure and mid-stream assets and potential reserves in Alaska in our stock price. We believe that as additional production comes online, the market will recognize the value of our infrastructure and mid-stream assets and potential reserves. As such, we believe the target prices tied to the vesting of certain options to our executive officers is achievable without unnecessary risk taking by the executive officers or the Company. In addition, the Board believes that the best way to align management’s interests with those of our shareholders is to deliver a substantial portion of their compensation contingent on the achievement of certain share price points as the achievement of these targets benefits all shareholders.

•
The Compensation Committee has retained negative discretion (“Negative Discretion”) with respect to the incentive cash bonuses resulting in their ability to determine that the executive officers may not receive the incentive cash bonuses if at the end of fiscal 2014 the Committee determines it is appropriate to do so based upon the Company’s failure to comply with legal or regulatory requirements, other failures by the executive to maintain or uphold adequate safety or environmental standards or the Company’s cost of capital or capital structure being unsatisfactory. The Compensation Committee also previously retained Negative Discretion with respect to the grant of options to the named executive officers. As these options will no longer be granted to the named executive officers, in accordance with the Agreed Reduction (discussed below), the discretion to reduce these awards is no longer required.

III.    Current Compensation: Base Salary and Annual Incentive Bonuses

Base Salaries

A competitive base salary for each of our employees is essential to our ability to compete with other independent oil and gas exploration companies and small and mid-market capitalization U.S. companies in attracting and retaining senior executive talent. The Compensation Committee sets base salaries at hiring and reviews base salaries by considering the following:

•
The scope and complexity of the responsibilities of each position; the training, knowledge, and experience required to perform the job; the recruiting challenges and opportunities associated with the position; the risks and opportunities associated with hiring at the higher and lower ranges of the position skill sets; the expected autonomy of the job; and for current executives, the Company-specific experience, seniority, performance, and compatibility; and

•	The fiscal 2011 benchmarking process described above; and where applicable, industry or position specific surveys.

The Compensation Committee reviews base salaries annually, usually at the same time as the determination of incentive compensation bonuses.

For fiscal 2013, our named executive officers had the following annualized base salaries, established in prior agreements with these executives:

•	Mr. Boruff - $500,000

•	Mr. Voyticky - $475,000

•	Mr. Miller - $205,000

•	Mr. Hall - $205,000

•	Mr. Yost - $175,000

Subsequent to the end of fiscal 2013, our named executive officers each received increases to their base salaries, resulting in the following annualized base salaries:

•	Mr. Boruff - $795,000

•	Mr. Voyticky - $750,000

•	Mr. Miller - $375,000

•	Mr. Hall - $375,000

•	Mr. Yost - $300,000

The increases were effective as of July 17, 2013. The increases in base salary for the named executives were based on the Compensation Committee’s determination that:

•
accomplishments in fiscal 2013 and prior fiscal years are expected to lead to significant gains in shareholder value in fiscal 2014 and beyond, including the expansion of operations and increases in production experienced in early fiscal 2014, management’s obtaining financing necessary to drill our reserves, which has the potential to substantially increase production in FY 2014 and transform the Company;

•
given the work needed on those capital raising and drilling/rework operations activity in FY 2014, the Board of Directors deemed it important to appropriately and fairly compensate and incentivize management;

•
with respect to Mr. Voyticky, because his role in the Company is integral to the Company’s operational results and capital raising efforts with his having a substantial leadership role comparable to Mr. Boruff in his overall importance to the Company’s business;

•
the newly negotiated employment agreements each had a term of one-year without any automatic renewal or “evergreen” provision, and thus salaries could be adjusted downward in future periods if the expected gains were less than anticipated; and

•
in the course of negotiating the fiscal 2014 compensation package, the named executive officers agreed to substantial conditions on all bonus and incentive awards, including a 5,000 barrel of oil equivalent production target and share price performance requirements in connection with receiving cash incentives and separate share price performance targets in connection with receiving long term incentives, each as more fully described below.

Incentive Compensation Bonuses

Following the end of fiscal 2012, the Compensation Committee devoted one of its meetings in the first quarter of fiscal 2013 to a comprehensive discussion of all executive officers’ performance and long-term potential. The meeting was attended by the members of the Compensation Committee, Mr. Boruff, and Mr. Yost. The Compensation Committee also reviewed information prepared by our senior management that set forth each executive officer’s historical earnings, the value of outstanding and unvested equity awards, current holdings of shares of Company common stock, any perquisites and benefits, and, if applicable, any potential severance payments and benefits. Based on its discussions at this meeting and recommendations from Mr. Boruff, the Compensation Committee established the target amount of each executive officer’s incentive award for fiscal 2013 and any base salary adjustments for fiscal 2013 after considering an evaluation of the executive officer’s performance for the just-completed fiscal year, as prepared and presented by Mr. Boruff. Mr. Boruff did not make recommendations on his own compensation.

The Compensation Committee also used the meeting to set compensation opportunities for our executive officers for fiscal 2013. The Compensation Committee established a framework which set forth a minimum revenue threshold and a target revenue goal, as well as a minimum adjusted earnings before interest, tax, depreciation, amortization, accretion, and other non-cash expenses such as equity related compensation, gains or losses on derivatives or other assets and exploration expense (referred to as Adjusted EBITDA) threshold and a target Adjusted EBITDA goal.

These thresholds and goals were the same for each named executive officer. At a subsequent first quarter meeting, the Compensation Committee set specific individual performance metrics for Mr. Boruff and Mr. Voyticky. This framework established that the target incentive bonuses would be set at a percentage of each named executive officer’s base salary. It further broke down how each metric would relate to the earning of a portion of the incentive bonus, as follows:

Named Executive Officer	Percent of Salary	Revenue Metric	Adjusted EBITDA Metric	Performance Metrics
Mr. Boruff	100-300%	25%	25%	50% (up to $1,000,000)
Mr. Voyticky	100-300%	25%	25%	50% (up to $950,000)
Mr. Miller	100%	50%	50%	—
Mr. Hall	100%	50%	50%	—
Mr. Yost	35%	50%	50%	—

Mr. Boruff’s and Mr. Voyticky’s performance metrics are discussed in more detail below. While the criteria set forth above give a clear roadmap to our named executive officers as to the specific goals the Compensation Committee expects them to achieve, the Compensation Committee also retained the discretion to award bonuses. This allows us to adjust actual compensation up or down to reward our named executive officers for timely adjustments to changing dynamics in the market, including work that cannot be anticipated in advance of the performance period.

Performance Review Process

At the end of our 2013 fiscal year, our named executive officers participated in a performance review process that led to decisions on the target size of their incentive awards for the past fiscal year, whether their base salaries should be increased, and whether they should remain in their position.

Chief Executive Officer

As described later in this Annual Report, we are a party to an employment agreement with Mr. Boruff. The compensation terms of this agreement include a base salary, an annual incentive opportunity, and grants of stock options which are contingent on shareholder approval of an increase in the number of shares available for grant under the 2011 Equity Compensation Plan (“2011 Plan”). Following the end of fiscal 2013, the independent members of our Board of Directors, led by the Lead Director (who was also then Chair of the Compensation Committee), evaluated Mr. Boruff’s performance in achieving his performance objectives, which included financial, operational, and strategic metrics. Specifically, the Compensation Committee considered the Company’s revenues, Adjusted EBITDA, and performance of the Company’s stock on a percentage basis as measured against a slate of eight peer companies. The Compensation Committee had previously established a program under the terms of his employment agreement for Mr. Boruff to receive a bonus up to 300% of his base salary as follows:

Revenue Metric	Adjusted EBITDA Metric	Performance Metrics
Minimum Threshold: ½ of 25% of $500,000 (target) = $62,500	Minimum Threshold: ½ of 25% of $500,000 (target) = $62,500	Beat 5 of 8 peers: $250,000
Target: 25% of $500,000 = $125,000	Target: 25% of $500,000 = $125,000	Beat 6 of 8 peers: $500,000
2x Target: 25% of $1,000,000 - $250,000	2x Target: 25% of $1,000,000 - $250,000	Beat 7 of 8 peers: $750,000
Beat 8 of 8 peers: $1,000,000

The Compensation Committee, after meeting in executive session to consider Mr. Boruff’s performance, awarded Mr. Boruff certain incentive compensation for the just-completed fiscal year as described below.

In order to earn the revenue component of Mr. Boruff’s bonus, during fiscal 2013 the Company would have needed to meet a minimum revenue threshold. The minimum revenue threshold was not met, and therefore no bonus for the revenue metric was awarded to Mr. Boruff.

In order to earn the Adjusted EBITDA component of Mr. Boruff’s bonus, during fiscal 2013 the Company would have needed to meet a minimum Adjusted EBITDA threshold. The minimum Adjusted EBITDA threshold was not met, and therefore no bonus for the Adjusted EBITDA metric was awarded to Mr. Boruff.

In order to earn the performance component of Mr. Boruff’s bonus, during fiscal 2013 the Company’s common stock would have needed to have outperformed the common stock of at least five of eight peers designated by the Compensation Committee. If our common stock outperformed the common stock of more than five peers, then the performance component of the bonus would increase as set forth above. The peer companies were selected by the Compensation Committee prior to the end of the first fiscal quarter of 2013. Those companies, along with the information considered by the Compensation Committee when the bonus metrics were applied, are set forth below:

Peer Performance Comparison at April 30,
Company	Symbol	2013	2012	Price Change	MILL vs. Peer Result
		Price	Price
Abraxas Petroleum Corp	AXAS	$2.24	$2.98	-24.83%	Under perform
Callon Petroleum Company	CPE	3.58	5.81	-38.38%	Out perform
Emerald Oil, Inc*	EOX	6.43	20.32	-68.36%	Out perform
SandRidge Energy, Inc.	SD	5.14	7.99	-35.67%	Out perform
Bill Barrett Corp.	BBG	19.86	23.98	-17.18%	Under perform
ATP Oil & Gas Corp.	ATPAQ	0.14	7.56	-98.15%	Out perform
Oasis Petroleum Inc.	OAS	34.23	33.07	3.51%	Under perform
PetroQuest Energy Inc.	PQ	4.28	6.04	-29.14%	Under perform
Miller Energy Resources, Inc.	MILL	3.80	5.43	-30.02%

*	This peer was originally designated as Voyager Oil and Gas, Inc. (VOG), which acquired Emerald Oil on July 26, 2012. Voyager’s stock price on April 30, 2012 was $2.54, while Emerald’s was $17.78.

The Company’s common stock did not outperform the common stock of five or more of its peers. However, in recognition of the Company’s operational progress late in fiscal 2013, the Compensation Committee used its discretion to award Mr. Boruff a bonus of $500,000, and a restricted stock grant of 50,000 shares of our common stock which is contingent upon shareholder approval of an increase in the number of shares available for grant under the 2011 Plan. Mr. Boruff earned 50,000 shares of restricted stock as incentive compensation due to the fact that the fiscal 2013 gross revenue benchmark included in his employment agreement was achieved, which is also contingent upon shareholder approval of an increase in the number of shares available for grant under the 2011 Plan.

Other Named Executive Officers

The Compensation Committee also assessed the performance of our other named executive officers. The performance of Mr. Voyticky, Mr. Miller, Mr. Hall, and Mr. Yost were evaluated as to the achievement of each of their performance objectives, which included financial, operational, and strategic metrics. For each named executive officer, the Compensation Committee considered the same revenue and Adjusted EBITDA metrics as set forth in the discussion above regarding Mr. Boruff’s incentive compensation. Mr. Voyticky also had an additional metric considered, which was consistent with the performance metric for Mr. Boruff. In order for Mr. Voyticky to earn the performance component of his bonus, during fiscal 2013 the Company’s common stock would have needed to have outperformed the common stock of at least five of eight peers designated by the Compensation Committee. These peers were the same as those designated for Mr. Boruff.

Mr. Voyticky

As described later in this Proxy Statement, we are a party to an employment agreement with Mr. Voyticky. The compensation terms of this agreement include a base salary, an annual incentive opportunity, and a grant of stock options which are contingent on shareholder approval of an increase in the number of shares available for grant under the 2011 Plan. The Compensation Committee, after meeting with Mr. Boruff and discussing his recommendations, awarded Mr. Voyticky certain incentive compensation for the just-completed fiscal year as described below.

The Compensation Committee had previously established a program under the terms of his employment agreement for Mr. Voyticky to receive a bonus up to 300% of his base salary as follows:

Revenue Metric	Adjusted EBITDA Metric	Performance Metrics
Minimum Threshold: ½ of 25% of $475,000 (target) = $59,375	Minimum Threshold: ½ of 25% of $475,000 (target) = $59,375	Beat 5 of 8 peers: $250,000
Target: 25% of $475,000 = $118,750	Target: 25% of $475,000 = $118,750	Beat 6 of 8 peers: $500,000
2x Target: 25% of $950,000 - $237,500	2x Target: 25% of $950,000 - $237,500	Beat 7 of 8 peers: $750,000
Beat 8 of 8 peers: $1,000,000

The revenue metric and Adjusted EBITDA metric which, if met, would have entitled Mr. Voyticky to certain incentive compensation were the same as those established for Mr. Boruff. As set forth above, neither the revenue metric nor the Adjusted EBITDA metric were met and Mr. Voyticky was not awarded any bonus in connection with those metrics.

In order to earn the performance component of Mr. Voyticky’s bonus during fiscal 2013, the Company’s common stock would have needed to have outperformed the common stock of at least five of the eight peers designated by the Compensation Committee. If our common stock outperformed the common stock of more than five peers, then the performance component of the bonus would increase as set forth above. The peer companies were selected by the Compensation Committee prior to the end of the first fiscal quarter of 2013.

The Company’s common stock did not outperform the common stock of five or more of its peers. However, in recognition of the Company’s operational progress late in fiscal 2013, the Compensation Committee used its discretion to award Mr. Voyticky a bonus of $475,000, and a restricted stock grant of 100,000 shares of our common stock, which is contingent upon shareholder approval of an increase in the number of shares available for grant under the 2011 Plan.

Mr. Miller

Mr. Miller was not a party to an employment agreement with us during fiscal 2013; therefore, any bonus which he may earn is at the discretion of the Compensation Committee. The revenue metric and Adjusted EBITDA metric which, if met, would have entitled Mr. Miller to certain incentive compensation were the same as those established for Mr. Boruff. These metrics were not met; however, the Compensation Committee used its discretion to award Mr. Miller a cash bonus of $165,000 and a restricted stock grant of 60,000 shares of our common stock, which is contingent upon shareholder approval of an increase in the number of shares available for grant under the 2011 Plan.

Mr. Hall

Mr. Hall was not a party to an employment agreement with us during fiscal 2013; therefore, any bonus which he may earn is at the discretion of the Compensation Committee. The revenue metric and Adjusted EBITDA metric which, if met, would have entitled Mr. Hall to certain incentive compensation were the same as those established for Mr. Boruff. These metrics were not met; however, the Compensation Committee used its discretion to award Mr. Hall a cash bonus of $250,000 and a restricted stock grant of 35,000 shares of our common stock, which is contingent upon shareholder approval of an increase in the number of shares available for grant under the 2011 Plan. The final determination with respect to Mr. Hall’s bonus was made in October 2013 after the Compensation Committee received feedback from its tax advisors regarding certain issues under consideration.

Mr. Yost

As described later in this Proxy Statement, we were party to an employment agreement with Mr. Yost during fiscal 2013. The compensation terms of this agreement include a base salary, an annual incentive opportunity, and a grant of stock options which vest over 36 months subject to his continued employment with us. The revenue metric and Adjusted EBITDA metric which, if met, would have entitled Mr. Yost to certain incentive compensation were the same as those established for Mr. Boruff. These metrics were not met. Accordingly, Mr. Yost was not awarded an incentive bonus for fiscal 2013. However, in recognition of his exemplary performance during fiscal 2013, the Compensation Committee, after meeting with Mr. Boruff and discussing his recommendations, awarded Mr. Yost a cash bonus of $175,000 and a restricted stock grant of 35,000 shares of our common stock, which is contingent upon shareholder approval of an increase in the number of shares available for grant under the 2011 Plan.

IV.    Long Term Incentive Compensation

We also provide a significant portion of total compensation to our named executive officers through options to purchase the Company’s common stock. We rely on stock-based compensation with a multi-year vesting schedule to enhance retention and align our executive officers’ interests with the long-term interests of the Company and our shareholders. The executive will only realize value from the stock option grants if the stock price increases after the date of grant. We generally vest our stock options over three or more years to retain our executive talent.

Grants of Stock Options at April 30, 2013

Messrs. Boruff, Voyticky, and Yost each hold options granted to them in connection with their hiring. Each of the named executive officers employed by us at the time was granted options on April 27, 2010, and on May 27, 2011. The grants received by Mr. Voyticky on these dates were in connection with his prior service on our Board of Directors, and as a consultant to us. Mr. Hall received certain warrants in connection with his sale of his membership interest in Cook Inlet Energy, LLC to us in December 2009. These warrants are not listed below as they are not compensation issued in connection with Mr. Hall’s employment, but rather the warrants were a component of the purchase price paid by us for the membership interest. Our named executives held the following options to purchase our common stock as of April 30, 2013:

	Vested Options		Unvested Options
Named Executive Officer	Total Shares	Price per Share	Total Shares	Price per Share
Scott M. Boruff	450,000	$5.94	—	$—
	50,000	6.53	—	—
	250,000	0.33	—	—
	1,250,000	6.00	1,250,000 (1)	6.00
	83,333	5.89	166.667 (2)	5.89
David J. Voyticky	200,000	5.94	—	—
	66,666	4.98	33,334 (3)	4.89
	50,000	5.89	100,000 (2)	5.89
	575,000	5.35	1,725,000 (4)	5.35
Deloy Miller	300,000	5.94	—
	50,000	6.53	—
	58,333	5.89	116,667 (2)	5.89
David M. Hall	100,000	5.94	—	—
	58,333	5.89	116,667 (2)	5.89
Kurt C. Yost	76,395	4.01	173,605 (5)	4.01

(1)	One half of these shares vested on December 23, 2013, and the remainder will vest on December 23, 2014.

(2)	One half of these shares vested on May 27, 2013, and the remainder will vest on May 27, 2014.

(3)	These shares vested on July 29, 2013.

(4)	One third of these shares vested on June 9, 2013. One third will vest on June 9, 2014, and the final third will vest on June 9, 2015.

(5)	These shares vest monthly on the 20th of each month over a total of 36 months.

New Grants of Stock Options In Fiscal 2014

On March 10, 2014, the named executive officers agreed to eliminate all grants of options for their service in fiscal 2014 otherwise included in their respective Employment Agreements, dated as of July 29, 2013 (the “Agreed Reduction”). As a result none of these options will be granted to the named executive officers whether or not earned under the terms of those respective Employment Agreements with the Company.

Grants Approved Prior to the Agreed Reduction

Although eliminated as a result of the Agreed Reduction, subsequent to our 2013 fiscal year end, in connection with our new executive compensation plan and new executive employment agreements, additional long term incentive awards were granted to our named executive officers under the 2014 Equity Compensation Program at the recommendation of the Compensation Committee. As required by the charter of the Compensation Committee, the 2014 Equity Compensation Program was voted on and approved by a subset of the members of the Compensation Committee who met the definition of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code (the “Subcommittee”). The decisions of that Subcommittee were then approved by a vote of the Compensation Committee and later by a vote of the full Board of Directors.

Prior to the Agreed Reduction, the amounts that would have been awarded to the named executive officers would have been as follows:

Officer and Title	Number of Options to be Granted
(Amount after the Agreed Reduction)
Scott Boruff, Chief Executive Officer	3,000,000 (0)
David Voyticky, President and Acting Chief Financial Officer	3,000,000 (0)
Deloy Miller, Chairman	499,998 (0)
David Hall, Chief Operating Officer	499,998 (0)
Kurt Yost, Senior Vice President and General Counsel	300,000 (0)

These options would only have vested if (i) the Company’s average daily production for the fourth quarter of fiscal year 2014 is greater than 5,000 barrels of oil equivalent per day (using the ratio of one barrel of crude oil, condensate or natural gas liquids to six thousand cubic feet of natural gas) (the “Production Condition”) and (ii) the following pricing conditions had been met:

1.
One-third of the options would have vested if the closing share price for the Company’s common stock as reported on the New York Stock Exchange had exceeded $8.00 for at least 20 trading days during fiscal year 2014.

2.
To the extent not previously vested under tranche 1 above, two-thirds of the options would have vested if the closing share price for the Company’s common stock as reported on the New York Stock Exchange had exceeded $10.00 for at least 20 trading days during fiscal year 2014.

3.
To the extent not previously vested under tranches 1 and 2 above, the options would have vested in full if the closing share price for the Company’s common stock as reported on the New York Stock Exchange had exceeded $12.00 for at least 20 trading days during fiscal year 2014.

V.    Other Compensation: Benefits, Change-in-Control Arrangements, and Employment Agreements

Executive Benefits and Perquisites

Our named executive officers are eligible for the same benefits made available to our other full-time employees, including our Section 401(k) plan, health care plan, life insurance plans, and other welfare benefit programs. Mr. Boruff, Mr. Voyticky, and Mr. Miller also have the use of a Company vehicle.

Employment Agreements In Effect During Fiscal 2013

Employment Agreement with Mr. Boruff

Effective August 1, 2008, we entered into an employment agreement, as amended in September 2008, with Mr. Boruff pursuant to which Mr. Boruff served as our Chief Executive Officer for an initial term of five years, subject to additional one-year renewal periods. On December 23, 2010, we entered into a second amendment to the employment agreement with Mr. Boruff.

The changes in the agreement reflected our uplisting to the NASDAQ Stock Market, and the increases in Mr. Boruff’s responsibilities associated with the oversight of new employees hired and the several subsidiaries we acquired in 2009.

Mr. Boruff’s amended employment agreement provided for the following:

•	a base salary of $500,000 per annum,

•
an annual incentive opportunity with a target payout of 100% - 300% of his base salary, with the Compensation Committee required to set certain metrics that are significantly related to our business performance during the first quarter of the fiscal year,

•	ten-year options to purchase 250,000 shares of our common stock at an exercise price per share of $0.33, all of which have vested,

•	a restricted stock grant of 250,000 shares of common stock, all of which have vested, and

•	five-year options to purchase 2,500,000 shares of our common stock exercisable at $6.00 per share, 1,875,000 of which have vested and 625,000 shares which will vest on December 22, 2014.

Under the original agreement, Mr. Boruff was entitled to receive certain incentive compensation in the form of cash and shares of our common stock based upon, and subject to, two performance benchmarks, gross revenue and Adjusted EBITDA (earnings before provision for income taxes, depreciation and amortization) as follows:

•
100% of his base salary and 100,000 shares of our common stock in the event that our gross revenues for fiscal 2009 (annualized beginning on the date of the agreement) were not less than $2,000,000 and Adjusted EBITDA for such period was not less than $200,000,

•
100% of his base salary and 100,000 shares of our common stock in the event that our gross revenues for fiscal 2010 are not less than $4,000,000 and Adjusted EBITDA for such period was not less than $400,000, and

•
100% of his base salary and 100,000 shares of our common stock in the event that our gross revenues for fiscal 2011 are not less than $8,000,000 and Adjusted EBITDA for such period was not less than $800,000.

One half of each element of incentive compensation was earned if the gross revenue benchmark is achieved, and the other half of each element is earned if the Adjusted EBITDA benchmark was achieved. Mr. Boruff earned the incentive compensation for each of fiscal 2009, fiscal 2010, and fiscal 2011. The equity portion of the incentive awards earnable by Mr. Boruff for fiscal 2011, fiscal 2012 and fiscal 2013 were not changed by the December 2010 amendment to his employment agreement. For fiscal 2011, the present value of the cash portion of the annual incentive award earnable as set forth above was estimated to be approximately $260,000 and was paid when he entered into the December 2010 amendment to his employment agreement.

The cash portion of the annual incentive award earnable for fiscal 2012 and fiscal 2013 was amended as part of the December 2010 amendment to his employment agreement. However, the following restricted stock grants remained:

•	100,000 shares of our common stock in the event that our gross revenues for fiscal 2012 were not less than $16,000,000 and Adjusted EBITDA for such period was not less than $1,600,000, and

•	100,000 shares of our common stock in the event that our gross revenues for fiscal 2013 were not less than $30,000,000 and Adjusted EBITDA for such period was not less than $3,000,000.

Mr. Boruff earned one half of the incentive compensation for fiscal 2013, as the gross revenue benchmark was achieved but the Adjusted EBITDA target was not. Using its discretion, the Compensation Committee awarded the full 100,000 shares of restricted stock as incentive compensation to Mr. Boruff for fiscal 2013. The 100,000 shares of restricted stock granted are contingent upon shareholder approval of an increase in the number of shares available for grant under the 2011 Plan.

The cash incentive structure that was in effect from fiscal 2012 through fiscal 2013 was, as follows:

•
The target annual incentive opportunity was not less than 100% of base salary, with a maximum annual incentive opportunity of not less than 300% of his base salary, with the Board of Directors or Compensation Committee retaining discretion to specify a threshold annual incentive opportunity and other payout levels for performance ranging between the threshold and target levels of performance or between the target and maximum levels of performance.

•
The Board of Directors or Compensation Committee specified the performance goals to be achieved as a condition to earning and payout of the target annual incentive and maximum annual incentive, and for other specified levels of payout of the annual incentive opportunity; provided, however that:

•
the performance goals were based on performance determined by the Board of Directors or Compensation Committee to be significantly related to our business performance (which may include Adjusted EBITDA), revenues, operating income, stock price or total shareholder return, measures of production, return on capital, or other measures specified by the Board of Directors or Compensation Committee, and

•
the performance goals corresponding to the target annual incentive were at a level determined by the Board of Directors or Compensation Committee to have at least an approximately even chance of being achieved for the fiscal year.

•
The nature of the performance and the levels of performance triggering payments of the annual incentive compensation for each fiscal year were established by the Board of Directors or Compensation Committee after consultation with Mr. Boruff, and will be established by the Board of Directors or Compensation Committee and communicated to him not later than the end of the first quarter of such fiscal year.

•
Any annual incentive compensation payable to Mr. Boruff was paid at times specified under any applicable plan and the Board of Directors or Compensation Committee retained negative discretion with regard to the final payout amount of the annual incentive to the extent specified in any incentive plan governing annual incentive awards for senior executives.

•	We aim to structure and administer the annual incentive award so as to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m).

•
The Board of Directors or Compensation Committee may provide for payment of a portion or all of an annual incentive award in the form of shares of our common stock. With respect to any payout of an annual incentive award in excess of the target annual incentive award, the common stock may be granted in the form of restricted stock or restricted stock units subject to vesting in annual installments over four years, subject to accelerated vesting in the event of Mr. Boruff’s termination due to death or disability or by us not for cause or upon a change in control. In addition, the Board of Directors or Compensation Committee may provide Mr. Boruff with an opportunity to elect to receive shares or share units (deferred shares) in lieu of portions of the annual incentive award otherwise payable in cash.

In lieu of an automobile allowance, we provide Mr. Boruff with the use of a Company vehicle. The employment agreement, as amended, also provided that Mr. Boruff was entitled to participate in the employee benefit plans, programs and arrangements we had in effect during the employment term which were generally available to our senior executives. The agreement, as amended, also contained indemnification, confidentiality and non-solicitation clauses.

We did not consult with any experts or other third parties in determining the terms of Mr. Boruff’s prior employment agreement. The Compensation Committee, however, recommended the terms of the December 2010 amendment to our Board of Directors after engaging and being advised by a third party executive compensation attorney.

The prior employment agreement with Mr. Boruff may have been terminated by us for “Cause” (as defined below), or upon his death or disability, or for no Cause. If we had terminated the agreement for Cause, or Mr. Boruff had terminated the agreement for any reason or if Mr. Boruff was terminated at the expiration of the term, he would only have been entitled to receive his base salary through the date of termination. If we had terminated Mr. Boruff’s employment without Cause, Mr. Boruff would have been entitled to his base salary through the date of termination and, as severance, his base salary for one year, along with a pro-rata portion of the incentive award earned and payable for that year. If Mr. Boruff died or became disabled, the same payments would have applied as for a termination for cause, except that a pro-rata portion of the incentive award earned for that year would be payable. If Mr. Boruff’s employment was terminated without cause during the 90 days prior to a “Change in Control” (as defined below) at the request of the acquirer, or within two years after a Change in Control (as defined below), he would have been entitled to a lump sum payment equal to 2.99 times his then base salary and payment of the annual incentive award earned for the applicable year without pro ration. Any unvested stock grants or options awarded pursuant to Mr. Boruff’s employment agreement would immediately vest upon a Change in Control. Monies payable in connection with any termination of Mr. Boruff’s employment agreement are contingent upon his execution of a satisfactory release.

“Cause” was defined under Mr. Boruff’s prior employment agreement to include (a) Mr. Boruff’s commission of any violation of law, breach of fiduciary duty, act of negligence, malfeasance, dishonesty, fraud or misrepresentation; (b) Mr. Boruff’s commission of any other act of moral turpitude injurious to the Company, which the Board of Directors determines has or may be reasonably expected to have a detrimental impact on the Company’s business or operations or would prevent Mr. Boruff from effectively performing his duties; (c) a breach by Mr. Boruff of any obligations or covenants contained the employment agreement;

and (d) a failure by Mr. Boruff to discharge his duties, responsibilities and obligations or a failure to follow the directives of the Board of Directors.

“Change in Control” was defined in Mr. Boruff’s prior employment agreement as the acquisition by any individual or entity (or group(s) thereof acting together), which is not a beneficial owner of any of the Company’s securities as of the date of the agreement of beneficial ownership of securities of the Company representing greater than 50% of the combined voting power of the Company’s then outstanding voting securities.

Employment Agreement with Mr. Voyticky

On June 9, 2011, the Board of Directors appointed Mr. Voyticky as our President. We entered into an employment agreement with Mr. Voyticky with an initial term of two years that would have automatically renewed for successive one year periods had it not been replaced by Mr. Voyticky’s new employment agreement. Under the agreement, Mr. Voyticky received an annual base salary of $475,000, and received a stock option grant of 2,300,000 shares at an exercise price of $5.35 per share vesting over four years, which is contingent upon continued service to us. In addition, Mr. Voyticky received an annual incentive opportunity to be determined each year by the Compensation Committee of the Board of Directors which will range between 100% to 300% of Mr. Voyticky’s base salary, subject to the same requirements as set forth above in the disclosure for Mr. Boruff’s employment agreement. Under the terms of his original employment agreement, Mr. Voyticky is entitled to work from time to time in the State of California in a space established by the Company. Mr. Voyticky receives the same benefits that all of our employees receive with respect to health and life insurance. In lieu of an automobile allowance, we provide Mr. Voyticky with use of a Company vehicle.

We did not consult with any experts or other third parties in determining the terms of Mr. Voyticky’s prior employment agreement.

The agreement with Mr. Voyticky may be terminated by us for “Cause” (as defined below) or upon his death or disability, or for no Cause. If we had terminated the agreement for Cause, or Mr. Voyticky had terminated the agreement for any reason or if Mr. Voyticky was terminated at the expiration of the term, Mr. Voyticky would only have been entitled to receive his base salary through the date of termination. If we had terminated Mr. Voyticky’s employment without Cause, Mr. Voyticky would have been entitled to his base salary through the date of termination and, should we terminate the agreement during the initial term, as severance, his base salary for one year, along with a pro-rata portion of the incentive award earned and payable for that year. If Mr. Voyticky died or became disabled, the same payments would have applied as for a termination for cause, except that a pro-rata portion of the incentive award earned for that year would be payable. If Mr. Voyticky’s employment was terminated without cause during the 90 days prior to a “Change in Control” (as defined below) at the request of the acquirer, or within two years after a Change in Control, he would have been entitled to a lump sum payment equal to 2.99 times his then base salary and payment of the annual incentive award earned for the applicable year without pro ration. Any unvested stock options awarded pursuant to Mr. Voyticky’s employment agreement would immediately vest upon a Change in Control. Monies payable in connection with any termination of Mr. Voyticky’s employment agreement are contingent upon his execution of a satisfactory release.

“Cause” was defined under Mr. Voyticky’s prior employment agreement to include: (a) Mr. Voyticky’s commission of any violation of law, breach of fiduciary duty, act of negligence, malfeasance, dishonesty, fraud or misrepresentation; (b) Mr. Voyticky’s commission of any other act of moral turpitude injurious to the Company, which the Board of Directors determines has or may be reasonably expected to have a detrimental impact on the Company’s business or operations or would prevent Mr. Voyticky from effectively performing his duties; (c) a breach by Mr. Voyticky of any obligations or covenants contained the employment agreement; and (d) a failure by Mr. Voyticky to discharge his duties, responsibilities and obligations or a failure to follow the directives of the Board of Directors.

“Change in Control” was defined in Mr. Voyticky’s prior employment agreement as the acquisition by any individual or entity (or group(s) thereof acting together), which is not a beneficial owner of any of the Company’s securities as of the date of the agreement of beneficial ownership of securities of the Company representing greater than 50% of the combined voting power of the Company’s then outstanding voting securities.

Sale Agreement with Mr. Hall

In the sale agreement executed in December 2009 by David Hall for the sale of his membership interest in Cook Inlet Energy, LLC, we promised Mr. Hall that he would retain his position for the next three years. In the event that we were to terminate his employment, except for cause (which was not defined in the sale agreement), we would have been required to pay him one and one-half his base salary in a lump sum cash payment as severance. In the event of a sale of either Cook Inlet Energy, LLC or the Company, we would also have been required to make this payment. These provisions expired in December 2012.

Employment Agreement with Mr. Yost

On May 20, 2012, the Board of Directors appointed Mr. Yost as our Senior Vice President and General Counsel. We entered into an employment agreement with him with an initial term of one year that would have automatically renewed for successive one year periods had it not been replaced by Mr. Yost’s current employment agreement. Under the prior agreement, Mr. Yost received an annual base salary of $175,000, and received a stock option grant of 250,000 shares at an exercise price of $4.01 vesting over 36 months, which is contingent upon continued service to us. In addition, Mr. Yost received an annual incentive opportunity to be determined each year by the Compensation Committee of the Board of Directors. Mr. Yost received the same benefits that all of our employees receive with respect to health and life insurance.

We did not consult with any experts or other third parties in determining the terms of Mr. Yost’s prior employment agreement.

The agreement with Mr. Yost may be terminated by us for “Cause” (as defined below), or upon his death or disability, or for no Cause. If we should terminate the agreement for Cause, due to his death or disability or upon non-renewal of the agreement, or Mr. Yost should terminate the agreement for any reason, he would only have been entitled to receive his base salary through the date of termination. If we had terminated Mr. Yost without Cause he would have been entitled to receive, as severance, a lump sum payment equal to the present value of one year’s base salary as well as accelerated vesting of any options granted pursuant to his employment agreement. Upon a termination of employment upon a Change in Control (as defined below), Mr. Yost would have been entitled an amount equal to his annualized salary that he is then earning (plus payment for any accrued, but unused vacation days), reduced to present value, as set forth in Section 280G of the Internal Revenue Code, payable in a lump-sum payment upon his termination of employment.

“Cause” was defined in Mr. Yost’s prior employment agreement to include: (i) Mr. Yost’s commission of (A) any intentional act of fraud, embezzlement, theft or any other material violation of criminal law, (B) any breach of a fiduciary duty, (C) any intentional or grossly negligent act which damages the Company’s assets, (D) intentional engagement in any competitive activity which would constitute a breach of the Mr. Yost’s duty of loyalty or his obligations under the employment agreement, (E) any other willful or grossly negligent conduct (or any willful or grossly negligent failure to act) by the Mr. Yost that is demonstrably and materially injurious to the Company, monetarily or otherwise, (F) any act of dishonesty, fraud or misrepresentation in connection with the performance of Mr. Yost’s duties, services or obligations, or (G) any violation of the Company’s code of conduct as it applies to covered executive officers; (ii) Mr. Yost’s commission of any other act of moral turpitude injurious to the Company, which the Board of Directors determines has or may be reasonably expected to have a material detrimental impact on the Company’s business or operations or would prevent Mr. Yost from effectively performing his duties; (iii) a willful breach by Mr. Yost of any obligations or covenants contained in this employment agreement; (iv) a failure by Mr. Yost to discharge his duties, responsibilities and obligations under his prior employment agreement, or a failure to follow the directives of the CEO or President; or (v) any action taken by the Tennessee Board of Professional Responsibility that results in the suspension of Mr. Yost’s license to practice law or disbarment.

“Change in Control” was defined in Mr. Yost’s prior employment agreement as (a) a change of control under Section 280G of the Internal Revenue Code, (b) a change in control of a nature that would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); provided, however, that, without limitation, a “Change in Control” shall be deemed to have occurred at such time as any individual or entity (or group thereof), other than Mr. Yost, is or becomes the beneficial owner of securities of the Company representing greater than 50% of the combined voting power of the Company’s then outstanding voting securities, or (c) the death, disability, termination or resignation of one or both of Scott Boruff or David Voyticky. In the event Mr. Yost had resigned within 30 days following the death, disability, termination or resignation of one or both of Scott Boruff or David Voyticky, such termination would be treated as a termination by the Company other than for Cause under his prior employment agreement.

Severance, Retirement, and Change-in-Control Arrangements

At April 30, 2013, we were party to employment agreements with Mr. Boruff, Mr. Voyticky, and Mr. Yost which contain change of control provisions as described above.

Each of our named executive officers has received grants under the 2010 Stock Option Plan and/or the 2011 Stock Option Plan. The consequences of retirement, termination of employment, death, disability, and a change in control for each of those plans are described below. Any options or stock awards which were not awarded pursuant to a plan are governed by the terms of the applicable stock option agreement.

Employment Agreements In Effect Subsequent to the End of Fiscal 2013

In July 2013, we conducted an analysis of our executive compensation program and entered into new employment agreements with each of our named executive officers. Those agreements are substantially similar with respect to their terms, differing only with respect to base salary level, incentive compensation, car allowances, and certain non-compete provisions. The salary levels are set forth above in Section III, under the heading “Base Salaries.” The employment agreements contain the following material terms:

•
The terms of the agreements are for one year, subject to earlier termination for Cause, upon death or disability, voluntarily by the executive, by the Company without “Cause” or upon a “Change in Control” (each as defined below). The Agreements do not auto-renew.

•
If an executive’s agreement is terminated for Cause, or voluntarily by that executive, the Company is only obligated to pay the executive’s Base Salary accrued, but not paid, through the date of termination.

•
If an executive’s agreement is terminated as a result of the death or disability of that executive, the Company is only obligated to pay the executive’s Base Salary accrued, but not paid, through the date of termination and a pro rata payment of the executive’s Incentive Bonus under the 2014 Cash Bonus Program.

•
If an executive’s agreement is terminated by the Company without Cause, the executive would receive his Base Salary paid in accordance with the Company's normal payroll practices through the remainder of the one-year term of his agreement, and a pro rata payment of the Incentive Bonus earned under the 2014 Cash Bonus Program. The severance payments are contingent upon the execution of a satisfactory release by the Executive in favor of the Company.

•
“Cause” is defined as the executive's commission of (a) any violation of law, breach of fiduciary duty, act of negligence or malfeasance, act of dishonesty, fraud or misrepresentation, or other act of moral turpitude injurious to the Company which the Board of Directors reasonably determines has or may be expected to have a material detrimental impact on the Company's business or operations or would prevent the executive from effectively performing his duties; (b) a breach by the executive of any obligations or covenants contained in the employment agreement; or (c) a failure by the executive to discharge his duties, responsibilities and obligations or a failure to follow the directives of the Board of Directors.

•
If an executive’s agreement is terminated by the Company without Cause after a Change in Control, or in the 90 days prior to a Change in Control upon the request of the acquirer, the executive would receive, in lieu of the amount that would be otherwise payable upon a termination by the Company without Cause (immediately above), a lump sum payment of 2.00 multiplied by his annualized Base Salary. The executive would also receive his Incentive Bonus under the 2014 Cash Bonus Program, without pro ration, earned for the year. In the agreements, “Change in Control” is defined as the acquisition by any individual or entity (or group(s) thereof acting together), which is not a beneficial owner of any of the Company’s securities as of the date of the agreement of beneficial ownership of securities of the Company representing greater than 50% of the combined voting power of the Company’s then outstanding voting securities.

•
Messrs. Boruff, Voyticky, Miller, and Hall have each agreed to one-year non-competition and non-solicitation restrictions after the termination of their agreements. Mr. Yost has agreed to similar restrictions, however, as an attorney, under the Tennessee Rules of Professional Responsibility, he is limited in his ability to agree to restrictions which prohibit the practice of law.

•
Each executive receives no less than four weeks of vacation time. Messrs. Boruff, Voyticky, and Miller each receive a $1,000 per month car allowance or, at the Company’s discretion, the use of a Company-owned vehicle. At this time, the Company has elected to provide a vehicle for their use in lieu of such allowance.

The agreements contain two incentive compensation programs: the Cash Incentive Bonus Program, and the Equity Bonus Program. The details of the Equity Bonus Program are set forth above at the end of Section IV under “New Stock Option Grants in Fiscal 2014.” The Cash Incentive Bonus Program is a cash bonus program for our named executive officers which builds on our past practice of designating certain peer companies against whose common stock we measure our common stock’s performance.

If the conditions to payment are satisfied, each participant in the 2014 Cash Bonus Program shall be entitled to receive a cash bonus equal to a percentage of his base salary for fiscal year 2014. The amount of bonus payable under the 2014 Cash Bonus Program will depend upon the extent to which the closing share price for the Company’s common stock as reported on the New York Stock Exchange for the period beginning on May 1, 2013 through April 30, 2014, outperforms, on an annual return basis, the share price for the common stock of the Peer Companies (defined below) over that same time period.

“Peer Companies” means publicly-traded companies included in the SunTrust Small Cap Index, but excluding any companies on that list which cease to be publicly traded on or before April 30, 2014. “SunTrust Small Cap Index” shall mean the list of oil and natural gas exploration and production companies with a market capitalization of less than $1 billion as prepared by SunTrust Robinson Humphrey in their S&P Sector Comparison as of July 15, 2013. We select this peer group for compensation analysis because it represents the most probable competitors to the Company in the market for executive talent.

The bonus payments made under the 2014 Cash Bonus Program will be determined as follows:

	Percentage of Peer Companies on the SunTrust Small Cap Index that the Company outperforms from May 1, 2013 through April 30, 2014
	55% or fewer	Greater than 55% up to 65%	Greater than 65% up to 75%	Greater than 75% up to 80%	Greater than 80% up to 90%	Greater than 90%
Officer and Title	Bonus Payable Under the 2014 Cash Bonus Program
	(as a percentage of base salary for fiscal year 2014)
Scott Boruff, Chief Executive Officer	0%	50%	100%	150%	250%	300%
David Voyticky, President and Acting Chief Financial Officer	0%	50%	100%	150%	250%	300%
Deloy Miller, Chairman	0%	50%	75%	100%	125%	150%
David Hall, Chief Operating Officer	0%	50%	60%	100%	125%	150%
Kurt Yost, Senior Vice President and General Counsel	0%	50%	60%	100%	125%	150%

The Compensation Committee retains the discretion to reduce payments made under the 2014 Cash Bonus Program based upon the Company’s regulatory compliance, safety and environmental record and the Company’s cost of capital and capital structure.

As required by the charter of the Compensation Committee, the 2014 Cash Compensation Program was voted on and approved by a Subcommittee. The decisions of that Subcommittee were then approved by a vote of the Compensation Committee and later by a vote of the full Board. Payments will not be made under the 2014 Cash Bonus Program unless the following conditions are satisfied: (i) the closing price of the Company’s common stock on the New York Stock Exchange on April 30, 2014 must be $7.60 or greater and (ii) the 5,000 barrels of oil equivalent per day Production Condition must be met. The Compensation Committee retains its Negative Discretion to reduce these cash awards. Except as disclosed below, a participant must be employed by the Company on April 30, 2014 in order to receive a bonus under the 2014 Cash Bonus Program or the 2014 Equity Bonus Program (as defined below).

The Compensation Committee adopted the compensation program for Mr. Boruff, and recommended the compensation program for the remaining executive officers to the Board on July 29, 2013. The Board subsequently adopted the compensation programs for Messrs. Voyticky, Miller, Hall, and Yost later in the same session.

Voting on the Compensation Plan for the Named Executive Officers

The Compensation Committee had voted to approve a prior proposed compensation package on or about July 19, 2013 (the “July 19 Proposal”). However, subsequently, internal and external counsel determined that this earlier plan would not have been compliant with Section 162(m) of the Internal Revenue Code (as the performance-based elements of it were not all duly passed on by the Subcommittee) and was not fully effective under the charter of the Compensation Committee and the Company’s Bylaws and, in addition, Mr. Boruff’s proposed employment agreement was not then effective. In order to consider and approve a revised plan in compliance with Section 162(m) and in light of General McPeak’s unavailability due to overseas travel, it was necessary to add an additional director who would qualify as an “outside director” for 162(m) purposes.

On July 25, 2013, the Board expanded the size of the Board to 10 directors and elected Marceau Schlumberger to the Board. Mr. Schlumberger was appointed to the Compensation Committee and was immediately provided materials for review prior to a meeting of the Compensation Committee on July 29, 2013. At this meeting, the Compensation Committee revisited the compensation package and developed a revised compensation plan (the “July 29 Plan”). This July 29 Plan was later modified by the Agreed Reduction (as so modified, the “Modified July 29 Plan”). The July 29 Plan included the incentive payments, option grants and base salaries for the named executive officers for fiscal 2014 as described above (without modification by the Agreed Reduction) and elsewhere in this Proxy Statement.

The Compensation Committee approval of the July 29 Plan was not unanimous. General McPeak was out of the country and did not participate in the July 29 meeting. Although General McPeak voted in favor of the July 19 Proposal, he did not approve of certain changes in the July 29 Plan which he did not have an opportunity to vote on. In later meetings of the Compensation Committee, he noted his objections to the July 29 Plan, in particular objecting to the compensation for Mr. Voyticky, the cost of the options to be issued under the July 29 Plan and their potentially dilutive effect.

Although many features of the July 19 Proposal were carried forward into the July 29 Plan, there were several significant differences which arose based on additional negotiations with management. The terms of the July 19 Proposal, which was ultimately not entered into by the Company, are discussed in more detail below.

Proposed Base Salaries for FY 2014

Under the July 19 Proposal, the named executive officers would have received the following salaries:

•Scott M. Boruff: $795,000
•David Voyticky: $475,000
•Deloy Miller: $300,000
•David M. Hall: $300,000
•Kurt C. Yost: $250,000

Proposed Cash Incentive Compensation for FY 2014

Under the July 19 Proposal, the cash bonus incentive compensation would have been structured as a percentage of the base salary of the named executive officer earned if the Company’s stock price outperformed, on a percentage basis, the share price for the common stock of a certain percentage of the Peer Companies, as follows on the next page.

	Proposed Percentage of Peer Companies on the SunTrust Small Cap Index that the Company outperforms from May 1, 2013 through April 30, 2014
	55% or fewer	Greater than 55% up to 65%	Greater than 65% up to 75%	Greater than 75% up to 80%	Greater than 80% up to 90%	Greater than 90%
Officer and Title	Bonus Payable Under the 2014 Cash Bonus Program
	(as a percentage of base salary for fiscal year 2014)
Scott Boruff, Chief Executive Officer	0%	50%	100%	150%	250%	300%
David Voyticky, President and Acting Chief Financial Officer	0%	50%	100%	150%	250%	300%
Deloy Miller, Chairman	0%	50%	75%	100%	125%	150%
David Hall, Chief Operating Officer	0%	50%	60%	100%	125%	150%
Kurt Yost, Senior Vice President and General Counsel	0%	50%	60%	100%	125%	150%

Under the July 19 Proposal, if the Company’s common stock price were to have fallen below $4.00 per share or lower by April 30, 2014, no cash bonuses could have been paid to any named executive officer. Under the July 29 Plan, the Company’s closing stock price has to be $7.60 or higher on April 30, 2014, the Company’s average daily production for the fourth quarter of fiscal 2014 must exceed 5,000 barrels of oil equivalent in order for cash bonuses to be paid and the Compensation Committee must agree not to use its Negative Discretion.

Proposed Equity Long Term Incentive Compensation for FY 2014

Under the July 19 Proposal, each of the named executive officers would have been granted a two-year option to purchase the Company’s common stock at an exercise price of $5.00 per share. Just as with the July 29 Plan, this grant would have been subject to shareholder approval of an increase in the number of shares available under the Company’s 2011 Plan. If these options do not vest in the relevant named executive officer on or before April 30, 2014, they terminate.

The number of options included in the July 19 Proposal were the same as those ultimately approved under the July 29, Plan except that David Voyticky would have received an option to acquire only 1,000,000 shares rather than 3,000,000.

Officer and Title	Number of Options to be Granted under the July 19 Proposal
Scott Boruff, Chief Executive Officer	3,000,000
David Voyticky, President and Acting Chief Financial Officer	1,000,000
Deloy Miller, Chairman	499,998
David Hall, Chief Operating Officer	499,998
Kurt Yost, Senior Vice President and General Counsel	300,000

Under the July 19 Proposal, as under the original July 29 Plan (prior to the July 29 Plan being modified by the Agreed Reduction):

•
one-third of the options would have vested on the earliest date on which the closing share price for the Company’s common stock as reported on the New York Stock Exchange exceeded $8.00 for at least 20 trading days during the 2014 fiscal year;

•
another one-third would have vested if the closing share price for the Company’s common stock as reported on the New York Stock Exchange shall exceed $10.00 for at least 20 trading days during the 2014 fiscal year; and

•
the final one-third would have vested if the closing share price for the Company’s common stock as reported on the New York Stock Exchange shall exceed $12.00 for at least 20 trading days during the 2014 fiscal year.

Under the July 29 Plan, long term incentive compensation can only be awarded if the Company’s production exceeds 5,000 barrels of oil equivalent during the fourth quarter of fiscal 2014, but under the July 19 Proposal, this condition would not have applied.

Comparison of the July 19 Proposal against the Modified July 29 Plan.

The following table compares the terms of the July 19 Proposal against the Modified July 29 Plan:

July 19 Proposal		Modified July 29 Plan
Base Salaries		Base Salaries
●	Scott Boruff - $795,000	●	Scott Boruff - $795,000
●	David Voyticky - $475,000	●	David Voyticky - $750,000
●	Deloy Miller - $300,000	●	Deloy Miller - $375,000
●	David Hall - $300,000	●	David Hall - $375,000
●	Kurt Yost - $250,000	●	Kurt Yost - $300,000
Cash Incentive Compensation		Cash Incentive Compensation
The same peer group and same percentages of base salaries applied under the July 19 Proposal and the July 29 Plan. To the extent base salaries are lower under the July 19 Proposal than under the July 29 Plan, the bonus levels under the July 19 Proposal would have been proportionately lower, as amounts awarded were to be based on a percentage of base salary.

The same peer group and same percentages of base salaries applied under the July 19 Proposal and the July 29 Plan. To the extent base salaries are higher under the July 29 Plan than under the July 19 Proposal, the bonus levels under the July 29 Plan will be proportionately higher, as amounts awarded are to be based on a percentage of base salary.

Under the July 19 Proposal, incentives would be paid based on outperforming (in the matter described above) the following percentage of our Peer Companies		Under the July 29 Plan, incentives will be paid based on outperforming (in the matter described above) the following percentage of our Peer Companies
●	55% - 65%	●	55% - 65%
●	65% - 75%	●	65% - 75%
●	75% - 85%	●	75% - 80%
●	85% - 95%	●	80% - 90%
●	>95%	●	>90%
Restrictions: If the Company's common stock price were to have fallen below $4.00 per share or lower by April 30, 2014, no cash bonuses would have been paid to any named executive officer
Restrictions: No cash bonuses will be paid to any named executive officer unless: (i) the closing price of the Company's common stock on the NYSE on April 30, 2014 must be $7.60 or greater and (ii) the 5,000 barrels of oil equivalent per day Production Condition must be met. The amounts of cash bonuses are subject to the Committee's Negative Discretion.

Equity Long Term Incentive Compensation		Equity Long Term Incentive Compensation
Each of the named executive officers would have been granted a 2-year option to purchase the Company's common stock at an exercise price of $5.00 per share, subject to shareholder approval of an increase in the number of shares available under the Company's 2011 Plan.

Prior to the Agreed Reduction, each of the named executive officers was granted a two-year option to purchase the Company’s common stock at an exercise price of $5.21 per share, subject to shareholder approval of an increase in the number of shares available under the Company's 2011 Plan.

The option would have vested in thirds on the earliest date on which the closing share price for the Company's common stock as reported on the NYSE exceeded the following prices for at least 20 trading days during the 2014 fiscal year: $8.00, $10.00, and $12.00, respectively.
In connection with the Agreed Reduction, all such contingent option grants made to our named executive officers have been canceled.
Each of the named executive officers would have been granted the following number of option:
●	Scott Boruff - 3,000,000
●	David Voyticky - 1,000,000
●	Deloy Miller - 499,998
●	David Hall - 499,998
●	Kurt Yost - 300,000

Severance, Retirement, and Change-in-Control Arrangements

Subsequent to April 30, 2013, we are party to employment agreements with Messrs. Boruff, Voyticky, Miller, Hall, and Yost which contain change of control provisions as described above in this Section V under “Employment Agreements In Effect Subsequent to the End of Fiscal 2013.”

Each of our named executive officers has received grants under the 2010 Stock Option Plan and/or the 2011 Equity Compensation Plan. The consequences of retirement, termination or employment, death, disability, and a change in control for each of those plans are described below. Any options or stock awards which were not awarded pursuant to a plan are governed by the terms of the applicable stock option agreement.

Tax/Accounting Treatment of Compensation

Under Section 162(m) of the Internal Revenue Code, we may not be able to deduct as compensation expense amounts in excess of $1 million paid in one year to certain of our named executive officers. Certain performance-based compensation approved by our shareholders is not subject to this deduction limit. Generally, in structuring compensation for our named executive officers, we consider whether a form of compensation will be deductible; however, other factors as discussed above may be of greater importance than preserving deductibility for a particular form of compensation. Awards under the 2011 Plan may qualify as performance based compensation for purposes of Section 162(m). In fiscal 2013, certain compensation awarded to our named executive officers did not qualify as performance based compensation for purposes of Section 162(m).

In accordance with ASC Topic 718, we measure the fair value of stock awards, including those granted under the incentive plan, based on the market price of the underlying common stock as of the date of grant, reduced by the present value of estimated future dividends. The compensation expense for these awards is amortized over their applicable vesting period on a straight-line basis.

Executive Compensation Recovery Policy

We do not currently have an executive compensation recovery policy besides what is required by law.

Stock Ownership Guidelines

We have not yet set stock ownership guidelines for our directors and named executive officers.

Hiring of Mr. Brawley as Chief Financial Officer in February 2014

We entered into an employment agreement with Mr. Brawley, dated as of February 12, 2014, extending until November 12, 2016, under which Mr. Brawley will receive an annual salary of $350,000. The Board also granted Mr. Brawley 35,000 shares of restricted stock contingent upon shareholder approval of an increase in the number of shares available under the 2011 Plan adequate to cover this grant of restricted stock. In addition, in connection with Mr. Brawley’s engagement as a consultant on November 12, 2013, the Compensation Committee previously granted an option (the “Option”) to purchase 800,000 shares of our common stock, vesting as follows: 300,000 shares vesting on May 12, 2014, 250,000 shares vesting on November 12, 2015, and 250,000 shares vesting on November 12, 2016. This Option is also contingent upon shareholder approval of an increase in the number of shares available under the 2011 Plan adequate to cover the grant of the Option. As the Option was previously granted to Mr. Brawley’s consulting company in connection with his consulting work, the Option was assigned with the consent of our Board of Directors and the Compensation Committee. The Option’s strike price is $6.11 per share, which was the closing price of our common stock on the New York Stock Exchange on November 12, 2013, which was the date the Committee granted the Option as well as the date Mr. Brawley began rendering consulting services to us.

The agreement supersedes and replaces any prior written or oral agreements between us and Mr. Brawley, including the former consulting agreement. In addition to the compensation terms set forth above which are included in the agreement, the agreement contains the following material terms:

1.    Although the term of the agreement lasts until November 12, 2016, it is subject to earlier termination for Cause, upon death or disability, voluntarily by Mr. Brawley, by us without Cause (as defined below) or upon a Change in Control (as defined below). The Agreement does not automatically renew at the end of its term.

2.     If the agreement is terminated for Cause, or voluntarily by Mr. Brawley (absent a Change in Control), we are only obligated to pay Mr. Brawley’s Base Salary accrued, but not paid, through the date of termination. In the agreement, “Cause” is defined as the Mr. Brawley’s commission of (a) any violation of law, breach of fiduciary duty, act of negligence or malfeasance, act of dishonesty, fraud or misrepresentation, or other act of moral turpitude injurious to the Company which the Board of Directors reasonably determines has or may be expected to have a material detrimental impact on the Company's business or operations or would prevent the executive from effectively performing his duties; (b) a breach by Mr. Brawley of any obligations or covenants contained in the employment agreement; or (c) a failure by the executive to discharge his duties, responsibilities and obligations or a failure to follow the directives of the CEO or Board of Directors.

3.     If the agreement is terminated as a result of the death or disability of Mr. Brawley, we are only obligated to pay Mr. Brawley’s Base Salary accrued, but not paid, through the date of termination.

4.     If the agreement is terminated by us without Cause, Mr. Brawley would receive the greater of (i) his Base Salary paid in accordance with our normal payroll practices through the remainder of the term of his agreement or (ii) 1.5 times his highest annual base salary during the three-year period prior to termination. The severance payment is contingent upon the execution of a satisfactory release by Mr. Brawley in favor of us.

5.     If the agreement is terminated by us: (1) without Cause after a Change in Control, or in the 90 days prior to a Change in Control upon the request of the acquirer, or (2) by Mr. Brawley’s resignation as a result of a material breach of the agreement by us, a material diminution in his authority, duties, responsibilities, or then current Base Salary or benefits, or his being required to relocate more than 50 miles from his then current place of employment, Mr. Brawley would receive, in lieu of the amount that would be otherwise payable upon a termination by us without Cause (immediately above), a lump sum payment of 2.99 multiplied by his annualized Base Salary if his stock grants had not been approved or 2.00 multiplied by his annualized Base Salary if his stock grants had been approved. In addition, any units, stock options, incentive stock options, performance shares, stock appreciation rights and restricted stock held by Mr. Brawley’s as of Change in Control will vest upon the Change in Control, with Mr. Brawley alternatively becoming entitled to receive a lump-sum cash payment if the Company is unable to provide such rights. In the agreement, “Change in Control” is defined as (a) the acquisition by any individual or entity (or group(s) thereof acting together), which is not a beneficial owner of any of our securities as of the date of the agreement of beneficial ownership of our securities representing greater than 30% of the combined voting power of our then outstanding voting securities; (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors by persons who were neither (i) nominated by the Board of Directors nor (ii) approved or appointed by directors so nominated; (c) the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the Alaska assets of the Company; or (d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

6.     Mr. Brawley has agreed to non-competition and non-solicitation restrictions extending one year after the termination of his agreement.

7.     Mr. Brawley receives no less than four weeks’ vacation time.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for fiscal 2013.

Submitted by the Compensation Committee of the Board of Directors:

March 10, 2014	COMPENSATION COMMITTEE MEMBERS:
Gerald E. Hannahs, Jr.[1]
Marceau Schlumberger[1]
Charles M. Stivers[1]

¹ Committee member on the date the Compensation Committee Report was approved

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2013 and until mid-August, 2013, General McPeak, the former Chairman of our Compensation Committee, served as interim Chief Executive Officer of Genesis Biopharma, Inc. Until mid-August, 2013, Mr. David Voyticky, our President, was also a member of Genesis Biopharma’s Board of Directors.

No other director was an officer, employee or former officer of our Company or any of its subsidiaries or had any relationship that would be considered a compensation committee interlock and would require disclosure in a proxy statement or annual report pursuant to SEC regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under circumstances that would require disclosure in a proxy statement or annual report pursuant to SEC regulations.

Summary Compensation Table

The following table summarizes all compensation recorded by us in fiscal 2013 for:

•	our principal executive officer or other individual acting in a similar capacity,

•	our principal financial officer or other individual acting in a similar capacity,

•
our three most highly compensated executive officers other than our principal executive officer and principal financial officer who were serving as executive officers at April 30, 2013 as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934, and

•	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at April 30, 2013.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.” The value attributable to any option awards or stock awards in the following table is computed in accordance with ASC Topic 718. The value of the securities issued reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 assuming the following weighted averages and disregarding any forfeitures:

	2013	2012	2011
Expected life (years)	5.8	4.4	3.5
Volatility	86.0%	83.8%	73.3%
Discount rate - bond equivalent rate	0.90%	1.28%	1.36%
Dividend rate	—	—	—

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Scott M. Boruff 1	2013	500,000	500,000	16,500	—	—	—	12,745	1,029,245
	2012	500,000	118,000	1,123,000	1,013,009	—	—	12,475	2,766,484
	2011	341,146	1,084,047	888,875	5,302,161	—	—	12,704	7,628,933
David J. Voyticky 2	2013	475,000	475,000	—	—	—	—	—	950,000
	2012	420,193	250,000	1,131,650	7,964,796	—	—	300,000	10,066,639
Deloy Miller 3	2013	205,000	165,000	—	—	—	—	5,635	375,635
	2012	204,904	—	275,000	709,106	—	—	6,375	1,195,385
	2011	200,000	60,000	—	—	—	—	1,277	261,277
David M. Hall 4	2013	205,000	—	—	—	—	—	—	205,000
	2012	204,904	—	308,858	709,106	—	—	—	1,222,868
	2011	195,000	56,000	—	—	—	—	—	251,000
Kurt C. Yost 5	2013	166,539	175,000	9,780	707,763	—	—	—	1,059,082

1
Mr. Boruff has served as our Chief Executive Officer since August 2008 and the terms of his compensation are set forth in his employment agreement which is described earlier in this Proxy Statement. The value of stock awards and option awards in fiscal 2013, fiscal 2012, and fiscal 2011 represents the value of restricted stock awards and option grants made to him under the terms of his employment agreement and other grants made by the Compensation Committee. All other compensation for fiscal 2013, fiscal 2012 included personal use of Company provided vehicle of $12,745 and $12,475. Other compensation for fiscal 2011 included an auto allowance of $1,000 per month plus $704 of compensation derived from personal use of a Company vehicle. The amount of Mr. Boruff’s compensation excludes fees paid to Dimirak Securities Corporation, a broker-dealer and member of FINRA, under the terms of a Marketing Agreement. Mr. Boruff was a director and owner of 49% of Dimirak Securities Corporation and, in such position, had an economic interest in the amounts we paid to that firm, but he has since sold that ownership interest. See our disclosure under Certain Relationships and Related Transactions and Director Independence appearing later in this Proxy Statement. For fiscal 2013, Mr. Boruff was also awarded 100,000 shares of restricted stock that is contingent upon shareholder approval of an increase in the number of shares available for grant under the 2011 Plan.

2
Mr. Voyticky has served as our President since June 2011 and was our Acting Chief Financial Officer from September 2011 to February 2014. Prior to his appointment as our President, Mr. Voyticky was a member of our Board of Directors. The terms of his compensation are set forth in his employment agreement which is described earlier in this Proxy Statement. The value of option awards in fiscal 2013 and 2012 represents the value of restricted stock awards and option grants made to him under the terms of his employment agreement and other grants made by the Compensation Committee. After his appointment to the Board of Directors, but prior to his appointment as President, Mr. Voyticky served as a consultant to us. The amount of Mr. Voyticky’s other compensation also includes $50,000 of fees paid and a $250,000 bonus to Matrix Group, LLC for work performed for us as a consultant in fiscal 2012. For fiscal 2013, Mr. Voyticky was also awarded a discretionary bonus of 100,000 shares of restricted stock that is contingent upon shareholder approval of an increase in the number of shares available for grant under the 2011 Plan.

3
Mr. Miller served as our Chief Executive Officer from December 1997 to August 2008 and our Chief Operating Officer until July 2013. He is currently our Executive Chairman. All other compensation included $5,635, $6,375, and $1,277 of compensation derived from personal use of a Company vehicle in fiscal 2013, fiscal 2012, and fiscal 2011, respectively, as valued on the basis of the aggregate incremental cost to us and calculated per applicable annual lease value table rates. The value of stock awards and option awards in fiscal 2013, fiscal 2012, and fiscal 2011 represents the value of restricted stock awards and option grants made to him by the Compensation Committee. For fiscal 2013, Mr. Miller was also awarded a discretionary bonus of 60,000 shares of restricted stock that is contingent upon shareholder approval of an increase in the number of shares available for grant under the 2011 Plan.

4
Mr. Hall is our Chief Operating Officer and the Chief Executive Officer of our subsidiary, Cook Inlet Energy, LLC. The value of stock awards and option awards in fiscal 2013, fiscal 2012, and fiscal 2011 represents the value of restricted stock awards and option grants made to him by the Compensation Committee.

5
Mr. Yost has served as our Senior Vice President and General Counsel since May 20, 2012. The terms of his compensation are set forth in his employment agreement which is described earlier in this Proxy Statement. The value of stock awards and option awards in fiscal 2013 represents the value of restricted stock awards and option grants made to him under the terms of his employment agreement and other grants made by the Compensation Committee. For fiscal 2013, Mr. Yost was also awarded a discretionary bonus of 35,000 shares of restricted stock that is contingent upon shareholder approval of an increase in the number of shares available for grant under the 2011 plan.

Grants of Plan-Based Awards

The table on the following page provides information concerning each grant of an award made to a named executive officer during fiscal 2013.

	GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units	All Other Option Awards: Number of Securities Underlying Options
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Scott M. Boruff	7/3/2012							176,754	—		$882,002
	7/3/2012							100,000	—		499,000
David J. Voyticky	7/3/2012							150,301	—		750,002
	7/3/2012							85,000	—		381,650
Deloy Miller	7/3/2012							55,110	—		274,999
David M. Hall	7/3/2012							65,000	—		324,350
Kurt C. Yost	5/20/2012							—	250,000	4.01	707,763
	7/3/2012							1,960	—		9,780

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

As described above, during the 2013 fiscal year each of our named executive officers other than Mr. Miller was party to an employment agreement (or, in the case of Mr. Hall, a sale agreement) that governed the terms of the individual’s employment with the Company. For a description of the material terms of such employment agreements, please see “Employment Agreements In Effect During Fiscal 2013.”

In addition, the stock options and restricted stock awards granted to our named executive officers are subject to the terms of the 2011 Plan. For a description of the material terms of the 2011 Plan, please see “Miller Petroleum, Inc. 2011 Equity Compensation Plan” as well as the description contained in Proposal 3 in this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of April 30, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options, Exercisable[1]	Number of Securities Underlying Unexercised Options, Unexercisable[2]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Shares or Units of Stock that have Not Vested ($) [3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)
Scott M. Boruff	250,000	—	—	0.33	8/1/2018	—	—	—	—
	450,000	—	—	5.94	4/27/2020	—	—	—	—
	50,000	—	—	6.53	4/27/2015	—	—	—	—
	1,250,000	1,250,000	—	6.00	12/22/2015	—	—	—	—
	833,333	166,667	—	5.89	5/27/2021	—	—	—	—
	—	—	—	—	—	100,000	380,000	—	—
David J. Voyticky [4]	200,000	—	—	5.94	4/27/2020	—	—	—	—
	66,666	33,334	—	4.98	7/29/2020	—	—	—	—
	50,000	100,000	—	5.89	5/27/2021	—	—	—	—
	575,000	1,725,000	—	5.35	6/9/2016	—	—	—	—
	—	—	—	—	—	85,000	323,000	—	—
Deloy Miller	300,000	—	—	5.94	4/27/2020	—	—	—	—
	50,000	—	—	6.53	4/27/2015	—	—	—	—
	58,333	116,667	—	5.89	5/27/2021	—	—	—	—
David M. Hall [5]	100,000	—	—	5.94	4/27/2020	—	—	—	—
	58,333	116,667	—	5.89	5/27/2021	—	—	—	—
	—	—	—	—	—	65,000	247,000	—	—
Kurt C. Yost	76,395	173,605	—	4.01	5/20/2022	—	—	—	—

—————————

1
The option to purchase 250,000 shares of our common stock at $0.33 per share held by Mr. Boruff vested in equal parts on 8/1/2009, 8/1/2010, 8/1/2011, and 8/1/2012, respectively. The options to purchase 450,000 shares held by Mr. Boruff, 200,000 shares held by Mr. Voyticky, 300,000 shares held by Mr. Miller, 100,000 shares held by Mr. Hall, all at $5.94, vested in equal parts on 4/27/2011, 4/27/2012, and 4/27/2013. The options to purchase 50,000 shares held by Mr. Boruff and 50,000 shares held by Mr. Miller, both at $6.53, vested in thirds on 4/27/2011, 4/27/2012, and 4/27/2013. The vested portion of the option to purchase 2,500,000 shares of our common stock at $6.00 held by Mr. Boruff vested in installments of 625,000 option shares on 12/22/2011 and 625,000 option shares on 12/22/2012 for a total of 1,250,000 option shares vested. The vested portions of the options to purchase 250,000 shares held by Mr. Boruff (88,333 option shares vested), 150,000 shares held by Mr. Voyticky (50,000 option shares vested), 175,000 shares held by Mr. Miller (58,333 options shares vested), and 175,000 shares held by Mr. Hall (58,333 option shares vested) vested on 5/27/2012. The vested portions of the option to purchase 100,000 shares at $4.98 per share held by Mr. Voyticky vested in 33,333 option share installments on 7/29/2011 and 7/29/2012. The vested portions of the option to purchase 250,000 shares of our common stock at $4.01 held by Mr. Yost vested in equal parts on the 20th of each month, commencing on 5/20/2012, for a total of 76,395 option shares vested.

2
The unvested portion of the option to purchase 2,500,000 shares of our common stock at $6.00 held by Mr. Boruff will vest in installments of 625,000 option shares on 12/22/2013 and 625,000 option shares on 12/22/2014 for a total of 1,250,000 option shares unvested. The unvested portions of the options to purchase 250,000 shares held by Mr. Boruff (166,667 option shares unvested), 150,000 shares held by Mr. Voyticky (100,000 option shares unvested), 175,000 shares held by Mr. Miller (116,667 options shares unvested), and 175,000 shares held by Mr. Hall (116,667 option shares unvested) will vest on 5/27/2013 and 5/27/2014, in equal parts. The unvested portion of the option to purchase 100,000 shares at $4.98 per share held by Mr. Voyticky (33,334 option shares) will vest on 7/29/2013. The unvested portions of the option to purchase 250,000 shares of our common stock at $4.01 held by Mr. Yost vested in equal parts on the 20th of each month through 3/20/2015, and a final installment of 6,925 option shares on 4/20/2015, for a total of 173,605 option shares unvested.

3	Based upon the closing price of our common stock of $3.80 on April 30, 2013.

4
The awards of options to purchase 200,000 shares of our common stock at $5.94, 100,000 shares of our common stock at $4.98, and 150,000 shares of our common stock at $5.89 were made while Mr. Voyticky was a member of our Board of Directors and not an employee.

5
Mr. Hall’s options exclude certain warrants received in connection with his sale of his membership interest in Cook Inlet Energy, LLC, to us in December 2009. These warrants are not listed above as they are not compensation issued in connection with Mr. Hall’s employment but rather the warrants were a component of the purchase price paid by us for the membership interest.

Option Exercises and Stock Vested

The following table provides information on each exercise of a stock option and each vesting of stock during fiscal 2013 for the named executive officers calculated based upon the closing price of our common stock of $3.80 on April 30, 2013.

	OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Scott M. Boruff	—	—	180,879	$898,750
David J. Voyticky	—	—	315,334	1,420,002
Deloy Miller	—	—	55,110	274,999
David M. Hall	—	—	—	—
Kurt C. Yost	—	—	—	—

Miller Petroleum, Inc. Stock Plan

In April 2010 our Board of Directors authorized the Miller Petroleum, Inc. Stock Plan (the “2010 Plan”) which was subsequently approved by our shareholders at a special meeting held on April 26, 2010. We have reserved 3,000,000 shares of our common stock for issuance under this plan. Options and restricted stock awards may be granted under the plan only to our employees, officers or directors, or to members of any advisory panel or Board of Directors established at the direction of the Board of Directors. In determining the persons to whom options or restricted stock awards will be granted and the number of shares to be covered by each option or award, the Compensation Committee may take into account the nature of the services rendered by the respective persons, their present and potential contributions to us and such other factors as the Compensation Committee in its discretion may believe relevant. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for stock options cannot be less than fair market value on the date of grant. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. As of April 30, 2013, we have options or awarded shares in the amount of 2,825,000 shares of our common stock which remain outstanding under the plan.

Options under the 2010 Plan are only exercisable by the grantee and only while the grantee is employed by us. In the case of a termination for cause, which is defined in the plan and for Mr. Boruff or Mr. Voyticky, is defined by their employment agreements, the options terminate immediately. Upon a termination without cause, fully vested options remain exercisable for 30 days following the termination date. Upon retirement, fully vested options remain exercisable for 180 days following the termination date. Upon death or permanent disability, fully vested options remain exercisable for 6 months after the termination date. Upon a change in control, the Board of Directors has the sole discretion to determine treatment of unvested options. Any exercisable options at a change of control may be exercised by an employee at the closing of the change in control, or for a period of not less than 30 days prior to the dissolution or liquidation. Options may be exercised on a cashless basis upon a change in control.

Miller Petroleum, Inc. 2011 Equity Compensation Plan

In January 2011 our Board of Directors authorized the 2011 Plan which was subsequently approved by our shareholders at our Annual Meeting held on March 11, 2011. We have reserved 8,250,000 shares of our common stock for issuance under this plan, which will be increased to 13,250,000 if the first amendment to the 2011 Plan is approved by our shareholders. Options and restricted stock awards may be granted under the plan only to our employees, officers or directors, or consultants. In determining the persons to whom options or restricted stock awards will be granted and the number of shares to be covered by each option or award, the Compensation Committee may take into account the nature of the services rendered by the respective persons, their present and potential contributions to us and such other factors as the Compensation Committee in its discretion may believe relevant. The term of options granted under the stock option plan may not exceed 10 years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for stock options cannot be less than fair market value on the date of grant. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. As of April 30, 2013, we have options or awarded shares in the amount of 8,065,672 shares of our common stock which remain outstanding under the plan. In addition, we have made contingent grants of 1,351,000 shares of our common stock which are subject to shareholder approval.

Options under the 2011 Plan are generally only exercisable by the grantee and only while the grantee is employed by us. In the case of a termination for cause, which is defined in the plan, the options terminate immediately. Upon a termination without cause, fully vested options remain exercisable for six months following the termination date. Upon retirement, fully vested options remain exercisable for six months following the termination date. Upon death or permanent disability, fully vested options remain exercisable for one year after the termination date. Upon a change in control, the Board of Directors has the sole discretion to determine treatment of unvested options. Any exercisable options at a change of control may be assumed or substituted by the successor corporation, or, if the successor corporation declines to assume or substitute awards, the vesting of any or all awards granted pursuant to the 2011 Plan will accelerate immediately prior to the effective date of the change in control and any or all options or other awards granted pursuant to the 2011 Plan will become exercisable in full prior to the consummation of the change in control at such time and on such conditions as the Compensation Committee determines.

Potential Payments upon Change in Control or Termination of Employment

The following table sets forth the amounts that would have been payable to each of the named executive officers under the scenarios for death, disability, termination without cause or a change in control of the Company had such scenarios occurred on April 30, 2013. This table does not include accrued vacation. Amounts reported with respect to equity-based awards are reported assuming the closing price of our common stock on April 30, 2013 (the last trading day of fiscal 2013) of $3.80. For a description of the material terms of the employment agreements in effect during 2013 (including those terms relating to payments upon a change in control), please see “Employment Agreements In Effect During Fiscal 2013”. For a description of the material terms of the employment agreements currently in effect with respect to our named executive officers, please see “Employment Agreements In Effect Subsequent to the End of Fiscal 2013”.

Event	Scott M. Boruff	David J. Voyticky	Deloy Miller	David M. Hall	Kurt C. Yost
Termination without cause (without a change in control)
Salary[1]	500,000	475,000	—	—	169,226
Annual incentive award[2]	—	—	—	—	—
Equity awards[3]	—	—	—	—	—
Total	500,000	475,000	—	—	169,226

Change in control (without termination of employment)
Equity awards[4]	1,247,500	323,000	—	—	7,448
Total	1,247,500	323,000	—	—	7,448

Termination in connection with a change in control
Salary[5]	1,495,000	1,420,250	—	—	169,226
Annual incentive award[6]	—	—	—	—	—
Equity awards[4]	1,247,500	323,000	—	—	7,448
Total	2,742,500	1,743,250	—	—	176,674

(1)
Reflects severance equal to one year base salary (or, in the case of Mr. Yost, the present value thereof) payable upon termination without cause pursuant to the terms of the named executive officers’ employment agreements in effect as of April 30, 2013. No amounts are reflected for Messrs. Miller or Hall as they were not party to an employment agreement as of April 30, 2013.

(2)
No amounts are reflected with respect to a pro rata annual incentive as the annual incentive targets set forth in the employment agreements were not met during fiscal 2013, and thus no such amounts would have been payable. No amounts are reflected for Messrs. Miller or Hall as they were not party to an employment agreement as of April 30, 2013.

(3)	No amount has been reflected for stock options which would have accelerated pursuant to Mr. Yost’s employment agreement as such options exercise price greater than or equal to $3.80.

(4)
Reflects value of accelerated vesting of all stock options and restricted stock pursuant to the terms of the 2010 Plan and 2011 Plan and employment agreements with certain named executive officers. No amounts are reflected for stock options with an exercise price greater than or equal to $3.80.

(5)	Reflects severance payable upon termination in connection with a change in control, as provided for under the named executive officers’ employment agreements in effect as of April 30, 2013.

(6)
No amounts are reflected with respect to a pro rata annual incentive as the annual incentive targets set forth in the employment agreements were not met during fiscal 2013, and thus no such amounts would have been payable. No amounts are reflected for Messrs. Miller or Hall as they were not party to an employment agreement as of April 30, 2013.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of April 30, 2013.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plans approved by our shareholders:
Miller Petroleum, Inc. Stock Plan	2,985,000	$5.85	15,000
Miller Petroleum, Inc. 2011 Equity Compensation Plan	7,015,000	5.58	1,235,000
Warrants granted to employees in January 2010	100,000	2.00	—
Plans not approved by our shareholders:
Non-plan options granted to employees in February 2010	150,000	2.52	—
Non-plan options granted pursuant to employment agreement with Scott M. Boruff	250,000	0.33	—

The plans that are listed above as “not approved by our shareholders” are options that were granted prior to our listing on NASDAQ in May 2010. Because we were not listed on a national exchange, shareholder approval was not required for these options. The non-plan options granted to employees in February 2010 were options granted to certain key employees. The non-plan options granted to Mr. Boruff were granted pursuant to his employment agreement in 2008.

PRINCIPAL SHAREHOLDERS

At March 26, 2014, we had 45,346,197 shares of common stock issued and outstanding. The following table sets forth information known to us as of March 26, 2014 relating to the beneficial ownership of shares of our common stock by:

·	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

·	each director and nominee;

·	each named executive officer; and

·	all current named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is 9721 Cogdill Rd, Suite 302, Knoxville, TN 37932. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Amount and Nature of Beneficial Ownership [1]
Name	# of Shares	% of Class
Scott M. Boruff [2]	6,965,394	14.5%
Herman E. Gettelfinger [3]	881,819	1.9
David M. Hall [4]	1,772,616	3.8
Gerald Hannahs [5]	361,631	<1
General Merrill A. McPeak [6]	440,120	<1
Deloy Miller [7]	2,563,133	5.6
Marceau N. Schlumberger [8]	—	0
Charles Stivers [9]	227,114	<1
Don A. Turkleson [10]	188,717	<1
David J. Voyticky [11]	1,731,551	3.7
Governor William B. Richardson[12]	—	0
Bob G. Gower [13]	25,000	<1
Joseph T. Leary [14]	—	0
John M. Brawley	—	0
Kurt C. Yost [15]	174,605	<1
Directors and executive officers	15,331,700	29.1%

River Road Asset Management, LLC [16]	4,078,405	9.0%
Seaside 88, LP [17]	2,292,588	5.1
Robert L. Trentham [18]	2,788,000	6.2
____________________

1	The inclusion of any shares as deemed beneficially owned does not constitute an admission of beneficial ownership by the named shareholder.

2
The number of shares owned by Mr. Boruff includes 8,000 shares owned for the benefit of his minor children, options to purchase 250,000 shares of our common stock which are exercisable at $0.33 per share expiring in August, 2018, options to purchase 450,000 shares of our common stock exercisable at $5.94 and 50,000 shares of our common stock exercisable at $6.53 that expire in April 2015, an option to purchase 1,875,000 shares of our common stock exercisable at $6.00 that expires in December 2015, and an option to purchase 166,666 shares of our common stock exercisable at $5.89 that expires in May 2015. The number of shares owned by Mr. Boruff excludes options to purchase 625,000 shares of our common stock exercisable at $6.00 which have not yet vested and expire in December 2015, options to purchase 83,334 shares of our common stock exercisable at $5.89 which have not yet vested and expire in May 2021, and a restricted stock grant of 75,000 shares which has not yet vested.

3
The number of shares owned by Mr. Gettelfinger includes options to purchase 100,000 shares of common stock at $5.94 per share expiring in April 2020, options to purchase 40,000 shares of common stock at an exercise price of $5.89 that expire in May 2021, and options to purchase 40,000 shares of our common stock exercisable at $3.84 that expire in July 2022, but excludes an option to purchase 40,000 shares of our common stock exercisable at $4.34 which has not yet vested and expires in July 2023.

4
The number of shares owned by Mr. Hall includes a warrant to purchase 711,000 shares of our common stock exercisable at $1.00 expiring in December 2014, a warrant to purchase 480,000 shares of our common stock exercisable at $2.00 expiring in December 2014, options to purchase 100,000 shares of our common stock exercisable at $5.94 expiring in April 2020, and options to purchase 116,666 shares of our common stock exercisable at $5.89 which expire in May 2021, but excludes options to purchase 58,334 shares of our common stock exercisable at $5.89 which have not yet vested and expire in May 2021, and a restricted stock grant of 32,500 shares which has not yet vested.

5
The number of shares owned by Mr. Hannahs includes an option to purchase 33,334 shares of our common stock at an exercise price of $3.84, but excludes an option to purchase 66,666 shares of our common stock at an exercise price of $3.84 that has not yet vested and expires in July 2023, and an option to purchase 40,000 shares of our common stock at an exercise price of $4.34 which has not yet vested and expires in July 2023.

6
The number of shares owned by General McPeak includes 15,000 shares held in a family trust over which he has voting and dispositive control, options to purchase 200,000 shares of common stock at $5.94 per share expiring in April 2020 and options to purchase 100,000 shares of common stock at $4.98 per share expiring in July 2020, options to purchase 40,000 shares of common stock at an exercise price of $5.89 which expire in May 2021 and options to purchase 40,000 shares of common stock at an exercise price of $3.84 that expire in July 2022 but excludes options to purchase 40,000 shares of common stock at an exercise price of $4.34 which have not yet vested and expire in July 2023. On March 10, 2014 the Compensation Committee voted, subject to the Company and General McPeak entering into a mutually agreeable end-of-term agreement, to allow for the early vesting, as of the Annual Meeting, of options to purchase 40,000 shares of common stock at $4.34 (the “McPeak Accelerated Options”). The McPeak Accelerated Options would have otherwise vested on July 17, 2014. As the required end-of-term agreement has not yet been prepared or agreed upon, the McPeak Accelerated Options are not reflected in the number of shares owned by General McPeak in the table above.

7
The number of shares owned by Mr. Miller includes an option to purchase 300,000 shares of our common stock exercisable at $5.94 expiring in April 2020, an option to purchase 50,000 shares of our common stock exercisable at $6.534 expiring in April 2015, and an option to purchase 116,666 shares of our common stock exercisable at $5.89 which expire in May 2021, but excludes options to purchase 58,334 shares of our common stock exercisable at $5.89 which have not yet vested and expire in May 2021.

8	The number of shares owned by Mr. Schlumberger excludes an option to purchase 100,000 shares of common stock at an exercise price of $5.28 which has not yet vested and expires in July 2023.

9
The number of shares owned by Mr. Stivers includes options to purchase 100,000 shares of common stock at $5.94 per share expiring in April 2020, options to purchase 40,000 shares of common stock at an exercise price of $5.89 which expire in May 2021, and options to purchase 40,000 shares of common stock at an exercise price of $3.84 that expire in July 2022, but excludes options to purchase 40,000 shares of common stock at an exercise price of $4.34 which have not yet vested and expire in July 2023.

10
The number of shares owned by Mr. Turkleson includes options to purchase 100,000 shares of common stock at $5.25 per share expiring in January 2021, options to purchase 40,000 shares of common stock at an exercise price of $5.89 which expire in May 2021, and options to purchase 40,000 shares of our common stock exercisable at $3.84 that expire in July 2022, but excludes options to purchase 60,000 shares of common stock at an exercise price of $4.34 which have not yet vested and expire in July 2023. On March 10, 2014 the Compensation Committee voted, subject to the Company and Mr. Turkleson entering into a mutually agreeable end-of-term agreement, to allow for the early vesting, as of the Annual Meeting, of options to purchase 40,000 shares of common stock at $4.34 (the “Turkleson Accelerated Options”). The Turkleson Accelerated Options would have otherwise vested on July 17, 2014. As the required end-of-term agreement has not yet been prepared or agreed upon, the Turkleson Accelerated Options are not reflected in the number of shares owned by Mr. Turkleson in the table above.

11
The number of shares owned by Mr. Voyticky includes options to purchase 200,000 shares of common stock at $5.94 per share expiring in April 2020 and options to purchase 100,000 shares of common stock at $4.98 per share expiring in July 2020, options to purchase 100,000 shares of our common stock exercisable at $5.89 which expire in May 2021, and options to purchase 1,150,000 shares of common stock at an exercise price of $5.35 which expire in June 2016, but excludes options to purchase 50,000 shares of our common stock exercisable at $5.89 which have not yet vested and expire in May 2021, options to purchase 1,150,000 shares of common stock at an exercise price of $5.35 which have not yet vested and expire in June 2016, and a restricted stock grant of 63,750 shares which has not yet vested.

12	Governor Richardson is a proposed nominee to the Board of Directors and not currently serving as a director.

13	Dr. Gower is a proposed nominee to the Board of Directors and not currently serving as a director.

14	Mr. Leary is a proposed nominee to the Board of Directors and not currently serving as a director.

15
The number of shares owned by Mr. Yost includes options to purchase 166,680 shares of common stock at $4.01 per share expiring in May 2022, but excludes options to purchase 83,320 shares of common stock at an exercise price of $4.01 which have not yet vested and expire in May 2022, and a restricted stock grant of 980 shares which has not yet vested.

16	River Road Asset Management, LLC’s address is 462 S. 4th Street, Suite 1600, Louisville, KY 40202.

17
Seaside 88, LP’s address is 750 Ocean Royale Way, Suite 805, Juno Beach, FL 33408. The calculation of the number of shares owned by Seaside 88, LP includes 1,820,156 shares of common stock and a warrant to purchase 70,000 shares of common stock, 142,045 shares of common stock currently owned by Seaside Capital, LLC, 22,042 shares of common stock and 1,000 shares of preferred stock that are convertible into 2,500 shares of common stock currently owned by Seaside Capital Trust, 92,000 shares of common stock and 44,713 shares of preferred stock that are convertible into 111,783 shares of common stock currently owned by Seaside 21, LLC, and 12,825 shares of preferred stock that are convertible into 32,063 shares of common stock currently owned by William J. Ritger, a managing member of the general partner of Seaside 88, LP.

18	Robert L. Trentham’s address is 150 Third Ave. South, Suite 1600, Nashville, TN 37201.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We use a number of contract labor companies to provide on demand labor at our Alaska operations. H&H Industrial, Inc. (“H&H Industrial“) is an entity contracted by CIE, a wholly-owned subsidiary of the Company, to provide services related to the exploration and production of oil and natural gas. H&H Industrial is owned by the sister and father of David Hall, who is a member of our Board of Directors and Chief Operating Officer of Miller, as well as the Chief Executive Officer of CIE. For the three and nine months ended January 31, 2014, we paid H&H Industrial a total of $450,000 and $1,349,000 respectively. We have used Rediske Air, Inc. (“Rediske Air“) to provide transportation to our facilities. Rediske Air was owned by David Hall's brother-in-law, who passed away on July 7, 2013. Rediske Air is no longer owned by a related party. For the three and nine months ended January 31, 2014, we paid Rediske Air a total of $281,000 and $865,000 respectively. The Audit Committee determined that the amounts paid by us for the services performed were fair and in the best interest of the Company.

The Company is required to remit payroll taxes related to certain stock-based compensation transactions. As of January 31, 2014, we had a related payable of $36,000 and no receivable. At April 30, 2013, we had a payable of $620,000 and a corresponding receivable from the respective employees of $593,000 which was collected subsequent to April 30, 2013.

In 2009, we formed both Miller Energy GP and Miller Energy Income 2009-A, LP (“MEI“) to raise capital necessary to support strategic business initiatives. From November 2009 to May 2010 we issued three secured promissory notes to MEI to borrow $3,071,000 with maturity dates ranging from November 2013 to May 2014. Our wholly owned subsidiary, Miller Energy GP, owns 1% of MEI; however, due to the shared management of our company and MEI, we consolidate this entity. We have not presented non-controlling interest on our condensed consolidated balance sheets or our condensed consolidated statements of operations since these amounts are immaterial. The MEI promissory notes were repaid on February 3, 2014.

On September 18, 2013, the Company entered into a one-year consulting agreement with William R. Weakley under which he agreed to assist us with investor relations and outreach, including advising the company on its communications with high net-worth individuals, helping to further the Company’s related business goals, assisting with our strategic planning, providing management and business advice, and other consulting services we may reasonably request. Mr. Weakley is a related party to the Company as a result of aggregating his personal holdings in our stock with those of his brother, son-in-law and other of his relatives which, taken together, exceed 5% of the outstanding common stock of the Company. As compensation for these services, we granted Mr. Weakley a warrant to purchase 300,000 shares of our common stock at an exercise price of $6.63 per share. So long as the warrant has not otherwise terminated prior to that date, this warrant will vest in full and be exercisable on September 18, 2014. The warrant will terminate if the related consulting agreement is terminated prior to the end of its one-year term. The warrant will otherwise terminate on the earlier of the one year anniversary of the death or disability of Mr. Weakley or September 18, 2016. The Audit Committee determined that the consideration given by us for the services to be performed was fair and in the best interest of the Company. We further note that in an unrelated transaction, Mr. Weakley's son-in-law extended a personal loan to our Chief Executive Officer, Scott M. Boruff. The Company is not a party to or otherwise involved in this loan, though this transaction was disclosed to the Audit Committee in connection with its evaluation of the consulting agreement with Mr. Weakley. For the three and nine months ended January 31, 2014, we paid Mr. Weakley a total of $2,000 and $2,000, respectively.

There are no assurances that the terms of the transactions with the related parties are comparable to terms we could have obtained from unaffiliated third parties.

The Audit Committee of our Board of Directors is responsible for approving transactions where an officer or director may have a personal interest in the transaction. Effective as of July 26, 2011, the Board adopted amendments to the Audit Committee Charter including the procedures for review, approval and monitoring of transactions involving our company and “related persons” (directors, executive officers, stockholders owning five percent or greater of our common stock, or their respective immediate family members). The procedures cover any related person transaction in which a related person has a direct or indirect material interest. Before such a transaction is entered into, the Audit Committee will review the terms of the proposed transaction, and, in their business judgment, determine that entry into the transaction is in our best interest or that we should not enter into the transaction. Any director with an interest in the transaction is excluded from this discussion and review. The Audit Committee approved each of the transactions described above which were entered into after July 26, 2011 in accordance with the Audit Committee Charter and continues to monitor the other arrangements described above consistent with the Audit Committee Charter although such arrangements had been entered into prior to the adoption of the relevant amendments to the Audit Committee Charter.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten individuals. Our Bylaws allow the Board of Directors to increase or decrease the number of directors by resolution of the Board of Directors. On March 28, 2014, the Board of Directors, pursuant to Article I, Section 1 of our Bylaws and Section 48-18-103 of the Tennessee Business Corporation Act, adopted a resolution to decrease the size of the Board of Directors to eight members, effective as of the expiration of the terms of the current directors. Pursuant to our Bylaws, our directors are elected annually by the shareholders for terms that expire at the next annual meeting following their election or until their successors have been duly elected and qualified.

The Board of Directors, upon recommendation by the Nominating and Corporate Governance Committee, has nominated Messrs. Deloy Miller, Scott M. Boruff, Gerald Hannahs, Marceau N. Schlumberger and Charles M. Stivers, for re-election, and Dr. Bob G. Gower, Mr. Joseph T. Leary, and Governor William B. Richardson for election, as directors to hold office until the next annual meeting or until their successors have been duly elected and qualified. Each nominee has consented to serve as a nominee, to serve as a director if elected, and to being named a nominee in this Proxy Statement. In the event any of Messrs. Miller, Boruff, Gower, Hannahs, Leary, Richardson, Schlumberger or Stivers becomes unable to serve or for good cause will not serve as a director, your proxy authorizes the individuals named as proxyholders to vote for a replacement if the Board of Directors names a bona fide nominee. The Board of Directors has no reason to believe that any of Messrs. Miller, Boruff, Gower, Hannahs, Leary, Richardson, Schlumberger or Stivers will be unable or unwilling to serve as director.

Director Nominations and Qualifications

Biographical information concerning Messrs. Miller, Boruff, Gower, Hannahs, Leary, Richardson, Schlumberger and Stivers appears earlier in this Proxy Statement under “Board of Directors-Nominees.”

Deloy Miller - Mr. Miller, the Company’s founder and Executive Chairman of the Board of Directors, is a seasoned oil and gas professional with more than 45 years of experience in the drilling and production business. He has unparalleled knowledge of the Company’s operations as founder, former Chief Executive Officer, former Chief Operating Officer, and current Executive Chairman of the Board of Directors.

Scott M. Boruff - Mr. Boruff, the Company’s Chief Executive Officer brings highly relevant and necessary leadership skills to Miller Energy. He has extensive experience in finance, including specialization in investment banking, consulting services and strategic planning with an emphasis in the gas and oil field.

Bob G. Gower - Dr. Gower has more than 50 years of business and senior management experience across a range of industries, including energy, chemical, and technology. Dr. Gower, the founder of two companies, is a proven leader, and has served on multiple public and private boards of directors.

Gerald Hannahs - Mr. Hannahs has more than 30 years of experience in the oil and gas industry and finance and investing. He co-founded Texarkoma Crude & Gas, a well-drilling company operating in Tennessee and Alabama. His knowledge in the oil and gas industry and his understanding of the Company’s operations are critical to the success of the Company.

Joseph T. Leary - Mr. Leary has over 40 years of experience in banking and finance with over 25 years in the energy business, with a focus on bank lending, structured finance, and recapitalizations. His insights are highly relevant to the strategic planning, finance and operations at the Company.

Governor William B. Richardson - Governor Richardson’s expertise and experience as former Secretary of Energy in the Clinton administration and multiple accomplishments as a Governor of New Mexico, including with respect to renewable energy projects place him in a unique position to add invaluable insight to the Company.

Marceau N. Schlumberger - Mr. Schlumberger has nearly 20 years of investment banking experience, including international and domestic mergers and acquisitions, restructuring, strategic analysis, and financing experience. He has advised both domestic and multinational corporations and financial sponsors on mergers & acquisitions, divestitures, joint ventures, cross-border transactions and capital-raising activities.

Charles M. Stivers - Mr. Stivers, a certified public accountant, has more than 27 years of experience in accounting and more than 23 years of experience in the energy industry. Mr. Stivers is the owner of Charles M. Stivers, C.P.A., an accounting firm with specialization in the oil and gas industry with clients across fourteen states.

The Nominating and Corporate Governance Committee and our Board of Directors concluded that the skills and background described above will enable these nominees to provide knowledgeable advice to our other directors and to senior management on the numerous issues facing the Company and on the development and execution of our strategy.

THE BOARD OF DIRECTORS RECOMMENDS USING THE PROXY CARD TO VOTE “FOR” ALL OF THE DIRECTOR NOMINEES RECOMMENDED BY OUR BOARD OF DIRECTORS.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF KPMG LLP

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending April 30, 2014. Representatives of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from shareholders. Although shareholder ratification of the appointment of our independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of KPMG LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our Company.

Information about our Auditors

KPMG LLP has served as our independent registered public accounting firm since February 2011. The Audit Committee charter requires pre-approval of all audit and permissible non-audit services rendered by our independent registered public accounting firm. All fees paid to the auditors were pre-approved by the Audit Committee of the Board of Directors.

Fees and Services

The following table shows the fees that were billed for audit and tax services rendered by KPMG LLP for fiscal 2012 and 2013. There were no audit-related or other services provided.

	2013	2012
Audit Fees	$852,000	$578,000
Audit-Related Fees	—	—
Tax Fees	38,000	—
Total	$890,000	$578,000

Audit Fees - This category includes the integrated audit of our annual consolidated financial statements and internal control over financial reporting, review of unaudited interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm, including review of registration statements and issuance of comfort letters and consents.

Tax Fees - This category includes permissible tax consulting services.

THE BOARD OF DIRECTORS RECOMMENDS USING THE PROXY CARD TO VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

PROPOSAL 3

ADOPTION OF THE AMENDMENT TO THE 2011 EQUITY COMPENSATION PLAN

The Company is asking its shareholders to approve an amendment to its 2011 Plan to increase the maximum number of shares of the Company’s common stock authorized for issuance under the 2011 Plan by 5,000,000 shares, to a total of 13,250,000 shares. The Board of Directors approved the proposed amendment, which is dated as of June 21, 2013, subject to shareholder approval. The form of amendment, along with the full text of the 2001 Plan, is included as Appendix A to this Proxy Statement.

The 2011 Plan was approved by the Company’s shareholders at the Company’s 2010 Annual Meeting. The 2011 Plan provides for the grant of options, stock appreciation rights, restricted stock, other stock-based awards or cash incentive awards. Grants to be made under the 2011 Plan may be made to the Company’s employees, consultants, its executive officers and members of its Board of Directors. The 2011 Equity Compensation Plan initially reserved 8,250,000 shares of our common stock for issuance pursuant to the terms of the plan. Additional material features of the 2011 Plan are described below.

On June 21 and July 29, 2013, the Compensation Committee of the Board of Directors, subject to shareholder approval of this amendment to the 2011 Plan, authorized certain grants of restricted stock and stock options to our named executive officers and another employee. A total of 350,000 contingent restricted stock awards were granted, and a total of 7,299,996 shares underlying contingent two year options with an exercise price of $5.21 were granted; but these options were later canceled in connection with the Agreed Reduction. On October 11, 2013, the Compensation Committee authorized a grant of 35,000 shares of restricted stock to David Hall, our Chief Operating Officer, and an option to purchase 30,000 shares of our common stock to an employee, with both grants being contingent upon shareholder approval of this amendment. On November 12, 2013, the Compensation Committee authorized an option to purchase 800,000 shares of our common stock at an exercise price of $6.11 to Mr. Brawley’s consulting company, which option is contingent upon shareholder approval of this amendment. If this amendment is approved, this option will be transferred to Mr. Brawley. On February 12, 2014, the Compensation Committee authorized the grant of 35,000 shares of restricted stock to Mr. Brawley subject to shareholder approval of this amendment. On March 10, 2014, the Compensation Committee authorized the grant of a total of 56,000 shares of restricted stock and an option to purchase 40,000 shares of our common stock to certain employees, with these grants being contingent up on shareholder approval of this amendment. Additional information on these grants is set forth on page 54. Except for these grants, no additional grants of awards which are contingent on approval of this amendment have been made or will be made under the 2011 Plan prior to the approval of the increase in shares available for grant under the 2011 Plan by our shareholders. If the amendment to the 2011 Plan is not approved at the Annual Meeting, the contingent grants under the 2011 Plan will be canceled and shares relating to the contingent grant restricted stock will not be issued.

The principal features of the 2011 Plan, as amended, are summarized below. The following summary of the 2011 Plan does not purport to be a complete description of all of the provisions of the 2011 Plan. It is qualified in its entirety by reference to the complete text of the 2011 Plan and the first amendment to the 2011 Plan, which are attached to this proxy statement as Appendix A.

Administration and Eligibility

The 2011 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee determines, from time to time, those of our employees, officers, directors or consultants to whom options, stock appreciation rights, restricted stock, other stock-based awards or cash incentive awards will be granted, the terms and provisions of each such grant, the dates such grants will become exercisable or be settled, the number of shares subject to each equity grant, the exercise price or base price of awards (where applicable), vesting and performance terms and conditions, and all other terms and conditions, subject to the specific requirements of the 2011 Plan. All other questions relating to the administration of the 2011 Plan and the interpretation of the provisions thereof are resolved at the sole discretion of the Compensation Committee.

Grants under the 2011 Plan

Plan options under the 2011 Plan may either be options qualifying as ISOs under Section 422 of the Internal Revenue Code (the “Code”), or options that do not so qualify which are known as NSOs. Any option granted under the 2011 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Options may be exercised by payment of the exercise price in cash or, if permitted by the Compensation Committee, shares having a fair market value equal to the exercise price. This may include withholding of option shares to pay the exercise price. The Compensation Committee also is permitted to establish procedures for cashless exercises.

Stock appreciation rights may be granted under the 2011 Plan. Such awards entitle a holder to receive, upon exercise, the “spread” between the exercise-date fair market value of a share of common stock and the “base price” specified for the SAR, with payment in either cash or shares as determined by the Compensation Committee. The base price must be at least 100% of the fair market value of the underlying shares on the date of grant.

The maximum term of options and stock appreciation rights is 10 years from the date of grant.

Full-value awards that may be granted under the 2011 Plan include restricted stock and other stock-based awards. Other stock-based awards are awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. Typically, other stock-based awards are contractual commitments to deliver shares at a future date, subject to specified conditions such as service requirements or performance conditions. These types of awards may be designated as restricted stock units.

The 2011 Plan also authorizes cash incentive awards.

The Compensation Committee has discretion in setting the vesting schedule of options, stock appreciation rights, restricted stock, other stock-based awards, and cash incentive awards, the circumstances resulting in forfeiture of awards, the post-termination exercise periods of options and stock appreciation rights, and the events resulting in acceleration of the right to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market.

Per-Person Award Limitations.

The 2011 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given fiscal year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m). Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2011 Plan relating to more than his or her “Annual Limit.” The Annual Limit equals 3.0 million shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated awards, the 2011 Plan limits the granting of such awards so that they do not authorize the earning by a participant during any fiscal year in excess of the participant’s defined Annual Limit, which for this purpose equals $6 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa. These limits apply only to awards under the 2011 Plan, and do not limit our ability to enter into compensation arrangements outside of the 2011 Plan.

Performance-Based Awards.

The Compensation Committee may grant performance awards, which may be awards of a specified cash amount or may be share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Compensation Committee. If so determined by the Compensation Committee, in order to avoid the limitations on tax deductibility under Section 162(m), the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

·	net sales or revenues;

·	oil or gas production, or increases in proven reserves, or other measures of discovery or recovery of oil, gas and other natural resources;

·	earnings measures, including earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

·	net income or net income per common share (basic or diluted);

·	return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity;

·	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

·	interest expense after taxes;

·	net economic profit (operating earnings minus a charge for capital) or economic value created;

·	operating margin or profit margin;

·	shareholder value creation measures, including stock price or total shareholder return;

·	dividend payout levels, including as a percentage of net income;

·	expense targets, working capital targets, or operating efficiency; and

·
strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, total market capitalization, agency ratings of financial strength, completion of capital and borrowing transactions, business retention, new product development, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

The Compensation Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to our past performance, targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Compensation Committee for comparison, or in such other way as the Compensation Committee may determine. The Compensation Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.

Nothing in the 2011 Plan precludes the Compensation Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the 2011 Plan.

Adjustment Upon Changes in Capitalization or other Corporate Event

The 2011 Plan provides that, in the event of any dividend (other than a cash dividend) payable on shares of our common stock, stock split, reverse stock split, combination or exchange of shares, or other similar event occurring after the grant of an award which results in a change in the shares of our common stock as a whole, (i) the number of shares issuable in connection with any such award, the purchase price thereof, if any, and any share-based performance conditions or related terms will be proportionately adjusted to reflect the occurrence of any such event and (ii) the Compensation Committee will determine whether such change requires an adjustment in the aggregate number and kind of shares reserved for issuance under the 2011 Plan. If any person is or becomes the beneficial owner 30% or more of the combined voting power of our outstanding securities and the Board of Directors does not authorize or otherwise approve such acquisition, then outstanding awards under the 2011 Plan will become vested. The Compensation Committee may, in the event of an acquisition of substantially all of our assets or at least 50% of the combined voting power of our outstanding common stock (including by way of merger or reorganization) which has been approved by the Board of Directors accelerate the vesting of any or all outstanding awards and compel the participant to relinquish any outstanding award in exchange for payment of the fair market value of the underlying shares (net of any exercise or base price).

Assignability of Plan Options and Termination of Employment

All awards are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and, in the case of exercisable awards, during the lifetime of the participant, may be exercised only by the participant, except as provided by the Compensation Committee.

The 2011 Plan contains default provisions specifying the post-termination exercise period of options in the event of death, disability, retirement and certain other terminations of employment. The Compensation Committee retains discretion, however, regarding all vesting and post-termination exercise terms of awards under the 2011 Plan.

Amendment and Termination of the 2011 Plan

The Board of Directors may amend, suspend or terminate the 2011 Plan or the Compensation Committee’s authority to grant awards under the 2011 Plan without the consent of shareholders or participants; provided, however, that any amendment to the 2011 Plan will be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such board action if such shareholder approval is required by any federal or state law or regulation or applicable listing requirements. The Compensation Committee is authorized to amend the 2011 Plan if its actions are within the scope of the Compensation Committee’s authority under its charter, and subject to all other requirements that would apply if the amendment were approved by the board. The Compensation Committee may at any time, and from time to time, amend any outstanding award or related agreement, provided no such action, shall be made that would materially impair the rights of a participant without his or her consent.

Unless the plan is suspended or terminated by the Board of Directors, the 2011 Equity Compensation Plan will terminate 10 years from the date of the plan’s adoption on December 23, 2020. Any termination of the 2011 Equity Compensation Plan will not affect the validity of any awards previously granted thereunder.

Summary of Federal Tax Consequences

The following is only a brief summary of the effect of federal income taxation on an optionee under the 2011 Plan, based on U.S. federal income tax law as currently in effect.

Options granted under the 2011 Plan may be either ISOs which satisfy the requirements Section 422 of the Code or NSOs which do not meet such requirements. The federal income tax treatment for the two types of options differs, as summarized below.

·    ISOs. No taxable income is recognized by an optionee at the time of the grant of an ISO, and no taxable income is generally recognized at the time an ISO is exercised. However, the excess of the fair market value of the common stock received upon the exercise of an ISO over the exercise price is includable in the employee’s alternative minimum taxable income and may be subject to the alternative minimum tax (“AMT”). For AMT purposes only, the basis of the common stock received upon exercise of an ISO is increased by the amount of such excess. In addition, to the extent that the fair market value (determined as of the date of grant) of the common stock with respect to which the participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the common stock over $100,000 will be treated as nonqualified stock options, and not ISOs for federal tax purposes.

Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or a majority-owned subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant, and without limit in the case of death). The tax consequences of an untimely exercise of an ISO will be determined in accordance with rules applicable to NSOs, discussed below.

An optionee will recognize taxable income in the year in which the purchased shares acquired upon exercise of an ISO are sold or otherwise disposed. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. An optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two years after the grant date of the option and more than one year after the exercise date. If an optionee fails to satisfy either of these two holding periods prior to sale or disposition, then a disqualifying disposition of the purchased shares will result.

Upon a qualifying disposition, an optionee will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale or other disposition of the purchased shares and the exercise price paid for the shares except that, for AMT purposes, the gain or loss would be the difference between the amount realized upon the sale or other disposition of the purchased shares and the employee’s basis increased as described above. If there is a disqualifying disposition of the shares, then the optionee will generally recognize ordinary income to the extent of the lesser of the difference between the exercise price and (i) the fair market value of the common stock on the date of exercise in excess of the exercise price, or (ii) the amount realized on such disqualifying disposition in excess of the exercise price. Any additional gain recognized upon the disposition will be capital gain. If the amount realized is less than the exercise price, the optionee will, in general, recognize a capital loss. If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, to the extent the optionee recognizes ordinary income. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

·    NSOs. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee will in general recognize ordinary income, in the year in which an NSO is exercised, equal to the excess of the fair market value of purchased shares on the date of exercise over the exercise price paid for such shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon a subsequent sale of the purchased shares, the optionee will generally recognize either a capital gain or a capital loss depending on whether the amount realized is more or less than the exercise price. We will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to an exercised NSO except as discussed below. The deduction will in general be allowed for our taxable year in which ordinary income is recognized by the optionee in connection with the acquisition of the option shares.

·     Restricted Stock. Unless the recipient of a restricted stock grant elects to treat such grant a Restricted Stock. Unless the recipient of a restricted stock grant elects to treat such grant as ordinary income at the time the grant is made, the recipient does not recognize taxable income upon the grant of restricted stock. Instead, the recipient will recognize ordinary income at the time of vesting (i.e. when the restrictions on the grant lapse) equal to the fair market value of the restricted stock on the vesting date minus any amount paid for the restricted stock. At the time that the recipient recognizes ordinary income in respect of the restricted stock, we would be entitled to a tax deduction for compensation expense equal to the amount of ordinary income recognized by the recipient, except as discussed below.

A recipient of a restricted stock award may elect under Section 83(b) of the Code within 30 days of the date of transfer of the restricted shares to be taxed at ordinary income tax rates on the full fair market value of the restricted shares over the purchase price, if any, of such shares. If the election is made, the basis of the shares so acquired will be equal to the fair market value at the time of grant plus the purchase price (if any) paid by the participant. No tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

·     Other Stock-Based Awards and Incentive Awards. In many cases an Other Stock-Based Award or an incentive award will be granted in a form in which the Company makes a contractual commitment to deliver shares or pay cash to the recipient at a future date, subject to specified conditions such as performance or other vesting terms. The recipient will recognize ordinary income at the time he or she actually or constructively receives the payment of shares or cash, with the amount of ordinary income relating to shares to the fair market value of the shares at the time they are received by the recipient. At the time that the recipient recognizes ordinary income in respect of such an award, we would be entitled to a tax deduction for compensation expense equal to the amount of ordinary income recognized by the recipient, except as discussed below.

In general, the amount that a participant recognizes as ordinary income under an award also is treated as “wages” for purposes of the Federal Insurance Contributions Act (“FICA”). The participant and the Company must pay equal amounts of federal employment tax under FICA with respect to the participant’s wages. Such amounts are subject to tax withholding by the Company.
Not later than the date as of which an amount must first be included in the gross income of the participant with respect to an award under the Plan, the participant must pay to the Company, or make arrangements satisfactory to the Compensation Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The Compensation Committee may require or may permit tax withholding or payment obligations may be settled with shares of common stock, including common stock that is part of the Award that gives rise to the withholding requirement. No payment shall be made and no shares of common stock shall be issued pursuant to any award unless and until the applicable tax withholding obligations have been satisfied.

Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Section 409A of the Code. The establishment of the timing of any distribution of cash or shares under such an award (including any right of a participant to elect to defer compensation under such an award) must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant.

Compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Code Section 162(m), and therefore would remain fully tax deductible by the Company that pays it. Under the 2011 Plan, options and stock appreciation rights granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, performance awards to employees the Compensation Committee expects to be named executive officers (other than the Chief Financial Officer) at the time compensation is received and certain other awards which are conditioned upon achievement of performance goals generally will be intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2011 Plan will be fully deductible under all circumstances and the Compensation Committee retains the discretion to pay amounts which would not be deductible under Code Section 162(m). In addition, other awards under the 2011 Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, not be deductible by us as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible by us under Sections 4999 and 280G of the Code.

The foregoing is only a summary of the effect of federal income taxation upon us and the participants under the 2011 Plan. This discussion is intended for the information of shareholders considering how to vote at the 2013 Annual Meeting and not as tax guidance to participants in the 2011 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2011 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares) or in the event of the participant’s death. The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under the tax laws of any state, municipality, or foreign country in which the participants may reside.

Amendment to the 2011 Plan

In the past the Company has used, and it intends in the future to use, stock options and restricted stock grants as incentive devices to motivate and compensate its salaried officers, directors and other key employees. The Board of Directors believes that equity incentives represented by stock options enhance its ability to attract and retain the best possible persons for positions of significant responsibility by providing its officers, directors and other key employees with additional incentives to contribute to the Company’s success. The Board of Directors further believes that the availability of such equity incentives has served, and will continue to serve, an important part in the implementation of the Company’s growth strategy. From time to time the Company has also issued restricted stock grants as additional compensation to board members, executive officers and other employees as additional compensation for the voluntary deferral of cash compensation.

As of March 7, 2014, the Company has made awards of stock options and restricted stock grants for a total of 8,177,922 shares, leaving 77,078 shares of its common stock presently available for issuance under the 2011 Plan.

On June 21, 2013, October 11, 2013, November 12, 2013, and February 12, 2014, the Compensation Committee, subject to shareholder approval of this amendment to the 2011 Plan, authorized the following grants to our named executive officers:

NEW PLAN BENEFITS
AMENDMENT TO 2011 EQUITY COMPENSATION PLAN

Name and Position	Number of Units	Dollar Value*
Scott M. Boruff, Chief Executive Officer	100,000 restricted shares	$562,000
John M. Brawley, Chief Financial Officer	35,000 restricted shares	$196,700
	800,000 option shares	—
David J. Voyticky, President	100,000 restricted shares	$562,000
Deloy Miller, Executive Chairman	60,000 restricted shares	$337,200
David M. Hall, Chief Operating Officer and Chief Executive Officer of Cook Inlet Energy, LLC	35,000 restricted shares	$196,700
Kurt C. Yost, Senior Vice President and General Counsel	35,000 restricted shares	$196,700
Total Executive Group	365,000 restricted shares	$2,051,300
	800,000 option shares
Non-Executive Director Group	111,000 restricted shares	$623,820
Non-Executive Officer Employee Group	70,000 option shares	—

*	Estimated using a price per common share of $5.62, which was the closing price of our common shares on March 26, 2014.

Except for these grants, no additional grants of awards which are contingent on approval of this amendment have been made or will be made under the 2011 Plan prior to the approval of the increase in shares available for grant under the 2011 Plan by our shareholders.

The contingent options have exercise prices ranging from $6.11 to $6.95, and a weighted average exercise price of $6.17.
If approved at this meeting, the amendment to the 2011 Plan will become effective immediately.

As required by applicable SEC disclosure rules, in order to comply with Item 10(b)(2)(ii) of Schedule 14A, the following table sets forth, for each of our named executive officers and certain other groups, all shares of common stock underlying options granted under the 2011 Plan that remained unvested as of March 26, 2014, excluding those options granted contingent upon approval of the amendment of the plan, which are reflected in the table above.

Name and Principal Position*	Number of Shares Subject to Option
Scott M. Boruff, Chief Executive Officer	708,334
John M. Brawley, Chief Financial Officer	—
David J. Voyticky, President	1,200,000
Deloy Miller, Executive Chairman	58,334
David M. Hall, Chief Operating Officer	58,334
Kurt C. Yost, Senior Vice President and General Counsel	97,210

Executive Group	2,122,212
Non-Executive Director Group	241,666
Non-Executive Officer Employee Group	209,084

*	No associate of any of the named executive officers, directors or nominees set forth below holds or has held any equity-based awards under the 2011 Plan.

The options reflected in this table have exercise prices ranging from $3.45 to $6.00, and a weighted average exercise price of $5.40.

THE BOARD OF DIRECTORS RECOMMENDS USING THE PROXY CARD TO VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2011 EQUITY COMPENSATION PLAN.

PROPOSAL 4

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, shareholders are entitled to a non-binding vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). Accordingly, you are being asked to vote on the following resolution at the annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

As described in in this Proxy Statement under “Executive Compensation - Compensation Discussion and Analysis,” our compensation programs are designed to:

•	reward creation of long-term shareholder value through increased shareholder returns;

•	reflect long-term corporate and individual performance;

•	maintain an appropriate balance between base salary and short-term and long-term incentive opportunities, with a distinct emphasis on compensation that is “at risk”;

•	be externally competitive and internally equitable;

•	give us the flexibility to attract and retain talented senior leaders in a very competitive industry; and

•	reinforce the values we express in our Code of Business Conduct and Ethics, and Corporate Governance Guidelines.

We believe that our compensation program, with its balance of base salary, short-term incentives (annual cash incentive awards), long-term incentives (including stock option and performance awards), rewards sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures contained in this Proxy Statement.

This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised solely of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

This vote is being held in advance of its scheduled date to ensure compliance with applicable laws due to a potential quorum deficiency with respect to the advisory vote on named executive officer compensation held at our 2011 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE "COMPENSATION DISCUSSION AND ANALYSIS, "THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE ABOVE.

PROPOSAL 5

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

As described in Proposal 4, our shareholders are being asked to vote to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement. As required by Section 14A of the Securities Exchange Act of 1934, shareholders are also entitled to vote on whether future advisory votes on named executive officer compensation should occur every year, every two years or every three years or to abstain from such voting.

After careful consideration, the Board of Directors recommends that future advisory votes on named executive officer compensation occur every three years as it would (a) be more consistent with, and provide better input on, our long-term compensation, which constitutes a significant portion of the compensation of our named executive officers; (b) give the Board of Directors sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and (c) provide shareholders sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of our company. The Board of Directors believes that this is the appropriate frequency so shareholders may meaningfully express their views on our named executive officer compensation program. The Board of Directors values the opportunity to get feedback and will consider the outcome of these votes in making compensation decisions.

Shareholders can specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation. This advisory vote on the frequency of future advisory votes on named executive officer compensation is non-binding on the Board of Directors. Notwithstanding the Board of Directors’ recommendation and the outcome of the shareholder vote, the Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs. The Board of Directors will disclose its position on the frequency of future advisory votes on named executive officer compensation as part of our corporate governance disclosures on our website at www.millerenergyresources.com. Engagement with our shareholders is a key component of our corporate governance, and we will continue to engage with our shareholders during the period between advisory votes.

This vote is being held in advance of its scheduled date to ensure compliance with applicable laws due to a potential quorum deficiency with respect to the advisory vote on the frequency of future advisory votes on named executive officer compensation at our 2011 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, TO CONDUCT FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY THREE YEARS.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy card authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate. In the event any nominee for director becomes unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the accompanying proxy card authorizes the person named as proxy or his substitute to vote for a replacement if the Board of Directors names a bona fide nominee. The Board of Directors has no reason to believe that any nominee herein will be or unwilling to serve as a director.

DISSENTER’S RIGHTS

Under Tennessee law, there are no dissenter’s rights available to our shareholders in connection with the election of our members to our Board of Directors, the ratification of the appointment of our independent registered public accountant firm, or any other matters which are being submitted to a vote of our shareholders at the Annual Meeting.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our Annual Report on Form 10-K for the fiscal year ended April 30, 2013, with the SEC. Copies of the Annual Report on Form 10-K for the fiscal year ended April 30, 2013, as amended, as filed with the SEC, are available free of charge on our website at www.millerenergyresources.com or you can request a copy free of charge by calling Investor Relations at 512-270-6990 or sending an email request to info@millerenergyresources.com. Please include your contact information with the request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Miller Energy Resources, Inc., Attention: Corporate Secretary, 9721 Cogdill Road, Suite 302, Knoxville, TN 37932 or by calling Investor Relations at 512-270-6990.

DIRECTIONS TO THE ANNUAL MEETING

From West Knoxville:    Take Interstate 40 Eastbound to exit 378 “Cedar Bluff Rd.” At the light, turn right onto Cedar Bluff Road. Proceed on Cedar Bluff Road until you reach Kingston Pike. Take a left onto Kingston Pike. Proceed on Kingston Pike for approximately one mile. Your destination will be on your left.

From Downtown Knoxville:    Take Interstate 40 Westbound to exit 379 “Walker Springs Rd/ Bridgewater Rd.” Merge onto Walbrook Drive. At the third light, turn left onto Bridgewater Road. Proceed on Bridgewater Road until you reach Kingston Pike. Take a right onto Kingston Pike. Proceed on Kingston Pike for approximately half a mile. Your destination will be on your right.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

For a shareholder proposal to be considered for inclusion in our Proxy Statement for the next Annual Meeting (for fiscal 2014), the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Miller Energy Resources, Inc.
Attention: Corporate Secretary
9721 Cogdill Road, Suite 302
Knoxville, TN 37932
Facsimile: (865) 691-8209

Under Rule 14a-8, to be timely, a shareholder’s notice must be received at our principal executive offices no later than 120 days before the date of this Proxy Statement. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

In addition, the Company’s Bylaws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at our 2014 Annual Meeting of shareholders (whether or not to be included in the Company’s proxy statement), the shareholder must provide timely written notice thereof to the Secretary of the Company. To be considered timely under these provisions, a shareholder’s notice must be delivered to our Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting. The notice must set forth the information required under the Bylaws. For additional information regarding the nomination of director candidates, please see “Shareholder Nominations” on page 13 of this Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

This Proxy Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Proxy Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Miller Energy Resources, Inc., Attention: Corporate Secretary, 9721 Cogdill Road, Suite 302, Knoxville, TN 37932; (865) 223-6575. Please note that additional information can also be obtained from our website at www.millerenergyresources.com.

We file annual, quarterly and current reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Scott M. Boruff
Scott M. Boruff, CEO

Knoxville, TN
March 31, 2014

Appendix A

AMENDMENT NO. 1
TO THE
2011 EQUITY COMPENSATION PLAN

Section 4.1 of the 2011 Equity Compensation Plan (the “Plan”) is hereby deleted in its entirety and replaced with the following:

4.1    Number of Shares. The total number of shares of Common Stock reserved and available for delivery under the Plan shall be thirteen million two hundred fifty thousand (13,250,000) shares. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture, provided that, in the case of an Option or Stock Appreciation Right, upon exercise for shares the gross number of shares underlying the Award shall be deemed delivered to the Holder. Accordingly, (i) to the extent that an Award, in whole or in part, is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be deemed not to have been delivered under the Plan but will be deemed to remain available under the Plan; and (ii) shares that are withheld from an Award other than an Option or Stock Appreciation Right in payment of the exercise price or taxes relating to such Award shall be deemed to constitute shares not delivered and will be deemed to remain available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan.

Except as provided herein, all other terms and conditions of the Plan remain in full force and effect. The foregoing amendment was approved by the Company’s Board of Directors on March 10, 2014 pursuant to Section 11 of the Plan, subject to the approval of the Company’s shareholders and was subsequently approved by the Company’s shareholders on April 16, 2014. All terms not otherwise defined herein shall have the same meaning as in the Plan. This Amendment No. 1 to the Plan is effective as of June 21, 2013.

MILLER ENERGY RESOURCES, INC.

By:	/s/ SCOTT M. BORUFF
Scott M. Boruff
Chief Executive Officer

MILLER PETROLEUM 2011
EQUITY COMPENSATION PLAN

1.    Purpose.

1.1    Purpose. The purpose of the Miller Petroleum 2011 Equity Compensation Plan is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company, and to enable the Company to attract, retain, motivate and reward such persons in order to promote the success of the Company. The types of incentive Awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

2.    Definitions.

2.1    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Agreement” means the agreement between the Company and the Holder setting forth the terms and conditions of an Award under the Plan. Agreements shall be in the form(s) attached hereto.

(b)    “Award” means Stock Options, Restricted Stock and/or Other Stock-Based Awards awarded under the Plan, and cash-based incentive awards.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)    “Committee” means the Compensation Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(f)    “Common Stock” means the common stock of the Company, $0.0001 par value per share.

(g)    “Company” means Miller Petroleum, Inc., a corporation organized under the laws of the State of Tennessee.

(h)    “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(i)    “Effective Date” means the date set forth in Section 12.1, below.

(j)    “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange (including any Nasdaq stock market reporting last trade and closing price information), the closing price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange (or on the last preceding trading date if such security was not traded on such date); (ii) if the Common Stock is not listed on a national securities exchange, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the NASDAQ Global Market or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(k)    “Holder” means a person who has received an Award under the Plan.

(l)    “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(m)    “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(n)    “Normal Retirement” means retirement from active employment with the Company or any Subsidiary, other than for Cause or due to death or disability, of a Holder who; (i) has reached the age of 65; (ii) has reached the age of 62 and has completed 5 years of service with the Company; or (iii) has reached the age of 60 and has completed 10 years of service with the Company.
(o)    “Other Stock-Based Award” means an Award under Section 9, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(p)    “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(q)    “Plan” means the Miller Petroleum, Inc. 2011 Equity Compensation Plan, as hereinafter amended from time to time.

(r)    “Repurchase Value” shall mean the Fair Market Value in the event the Award to be repurchased under Section 10.2 is comprised of shares of Common Stock, and shall mean the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) in the event the Award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the Award.

(s)    “Restricted Stock” means Common Stock, received under an Award made pursuant to Section 8, below that is subject to restrictions under said Section 8.

(t)    “SAR Value” means the excess of the Fair Market Value (on the exercise date) over the base price of the Stock Appreciation Right, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(u)    “Stock Appreciation Right” means the right to receive from the Company, upon exercise of the Award without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date) or the SAR Value in cash (if cash settlement is authorized in the Award Agreement).

(v)    “Stock Option” or “Option” means any option to purchase shares of Common Stock that is granted pursuant to the Plan.

(w)    “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

3.    Administration.

3.1    Committee Membership. The Plan shall be administered by the Committee, the Board or a committee designated by the Board. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board. The Committee members, to the extent deemed to be appropriate by the Board, shall be “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Code. No action of the Committee shall be deemed void or beyond the authority of the Committee solely because a member or members of the Committee failed to meet a qualification requirement at the time such action was taken or authorized. The Committee shall conduct itself in conformance with the provisions of the Compensation Committee Charter. The Committee may act through a sub-committee designated by the Committee.

3.2    Powers of Committee. The Committee shall have the authority and responsibility to approve and/or to recommend to the Board for approval Awards for Board members, executive officers, non-executive employees and consultants of the Company, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Other Stock-Based Awards and (v) cash incentive awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)    to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards may from time to time be awarded hereunder.

(b)    to determine the terms and conditions, not inconsistent with the terms of the Plan or requisite Board approval, of any Award granted hereunder including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of Stock Options and the purchase price of Common Stock awarded under the Plan (including without limitation by a Holder’s conversion of deferred salary or other indebtedness of the Company to the Holder), such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine;

(c)    to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an Award granted hereunder;

(d)    to determine the terms and conditions under which Awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash Awards made by the Company or any Subsidiary outside of this Plan; and

(e)    to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an Award hereunder shall be deferred that may be either automatic or at the election of the Holder; and

3.3    Interpretation of Plan.

(a)    Committee Authority. Subject to Section 11, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 11, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion, subject to Board authorization if indicated, and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b)    Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but limited to Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

4.    Stock Subject to Plan.

4.1    Number of Shares. The total number of shares of Common Stock reserved and available for delivery under the Plan shall be eight million, two hundred fifty thousand (8,250,000) shares. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture, provided that, in the case of an Option or Stock Appreciation Right, upon exercise for shares the gross number of shares underlying the Award shall be deemed delivered to the Holder. Accordingly, (i) to the extent that an Award, in whole or in part, is canceled, expired, forfeited, settled in cash or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will be deemed not to have been delivered under the Plan but will be deemed to remain available under the Plan; and (ii) shares that are withheld from an Award other than an Option or Stock Appreciation Right in payment of the exercise price or taxes relating to such Award shall be deemed to constitute shares not delivered and will be deemed to remain available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan.

4.2    Adjustment Upon Changes in Capitalization, Etc. In the event of any dividend (other than a cash dividend) payable on shares of Common Stock, stock split, reverse stock split, combination or exchange of shares, or other similar event (not addressed in Section 4.3, below) occurring after the grant of an Award, which results in a change in the shares of Common Stock of the Company as a whole, (i) the number of shares issuable in connection with any such Award, the purchase price thereof, if any, any performance terms relating to share price or per share performance, and other affected terms shall be proportionately adjusted to reflect the occurrence of any such event and (ii) the aggregate number of shares reserved for issuance under Section 4.1 and the applicable per-person limits under Section 5.2 shall be proportionately adjusted by Committee if it determines that such adjustments are necessary or appropriate. In furtherance of the foregoing, any Award shall be adjusted upon occurrence of an “equity restructuring” as defined in Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 (“FASB ASC Topic 718”) , in order to preserve without enlarging the rights of participants hereunder. Any adjustment required by this Section 4.2 shall be made by the Committee, in good faith, subject to Board authorization if indicated, whose determination will be final, binding and conclusive.

4.3    Certain Mergers and Similar Transactions. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Awardees), (c) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Awardees. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Awardees as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Holder, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Holder. In the event such successor corporation (if any) refuses or otherwise declines to assume or substitute Awards, as provided above, (i) the vesting of any or all Awards granted pursuant to this Plan will accelerate immediately prior to the effective date of a transaction described in this Section 4.3 and (ii) any or all Options or Stock Appreciation Rights granted pursuant to this Plan will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines. If such Options or Stock Appreciation Rights are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee. The Committee may provide, in a Holder’s Agreement, for rights relating to transactions referenced in this Section 4.3 different from the terms of this Section 4.3. Subject to any greater rights granted to Awardees under the foregoing provisions of this Section 4.3 or any Agreement, in the event of the occurrence of any transaction described in this Section 4.3, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

5.    Eligibility; Per-Person Limitations.

5.1    Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant. Notwithstanding anything to the contrary contained in the Plan, Awards covered or to be covered under a registration statement on Form S-8 may be made under the Plan only if (a) they are made to natural persons, (b) who provide bona fide services to the Company or its Subsidiaries, and (c) the services are not in connection with the offer and sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

5.2    Per-Person Award Limitations. In each fiscal year during any part of which the Plan is in effect, an eligible person may be granted Awards in the aggregate relating to up to his or her Annual Limit. A participant's Annual Limit, in any fiscal year during any part of which the participant is then eligible under the Plan, shall equal 3.0 million shares plus the amount of the participant's unused Annual Limit relating to Stock-denominated Awards as of the close of the previous fiscal year, subject to adjustment as provided in Section 4.2. In the case of a cash-denominated Award for which the limitation set forth in the preceding sentence would not operate as an effective limitation satisfying Treasury Regulation § 1.162-27(e)(4) (including a cash performance-based Award under Section 9), an eligible person may not be granted Awards authorizing the earning during any fiscal year of an amount that exceeds the participant's Annual Limit, which for this purpose shall equal $6 million plus the amount of the participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a participant's Annual Limit is used to the extent a number of shares or cash amount may be potentially earned or paid under an Award, regardless of whether such shares or amount in fact are earned or paid.

6.    Stock Options.

6.1    Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options, which may be granted alone or in addition to other Awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

6.2    Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)    Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that a Stock Option may only be exercised within ten years after the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (“10% Shareholder”)).

(b)    Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the day of grant; provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder shall not be less than 110% of the Fair Market Value on the date of grant. The foregoing notwithstanding, any Award resulting from an assumption or granted in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate (including a business combination) shall satisfy this Section 6.2 if the assumption or substitution preserves without enlarging the in-the-money value of the original award at the date of the acquisition.

(c)    Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 10, below. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

(d)    Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case; Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement or otherwise then permitted by the Committee, either in shares of Common Stock or partly in cash and partly in such Common Stock, which may include withholding of shares deliverable upon exercise of the Option and may include broker-assisted "cashless exercise" arrangements to the extent permitted by applicable law, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Common Stock shall be valued at the Fair Market Value on the date prior to the date of exercise. A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

(e)    Transferability. Except as may be set forth in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative).

(f)    Termination by Reason of Death. If a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)    Termination by Reason of Disability. f a Holder’s employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h)    Other Termination. Subject to the provisions of Section 13, below, and unless otherwise determined by the Committee and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such Holder’s employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on the date of termination of employment may be exercised for the lesser of six months after termination of employment or the balance of such Stock Option’s term.

(i)    Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiary) shall not exceed $100,000.

(j)    Buyout and Settlement Provisions. The Committee may at any time offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

7.     Stock Appreciation Rights.

7.1    Grant and Exercise. The Committee, may grant Stock Appreciation Rights to participants.

7.2    Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a)    Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject to the limitations, if any, imposed by the Code, with respect to Stock Appreciation Rights granted in tandem with Incentive Stock Options.

(b)    Term. The term of each Stock Appreciation Right shall be fixed by the Committee; provided, however, that a Stock Appreciation Right may only be exercised within 10 years of the date of grant (or five years in the case of a Stock Appreciation Right related to an Incentive Stock Option granted to a 10% Shareholder).

(c)    Method of Exercise. Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement (including, in the case of a Stock Appreciation Right in tandem with a Stock Option, by surrendering the applicable portion of the related Stock Option). Upon such exercise, the Holder shall be entitled to receive the SAR Value in the form of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised or in cash (if cash payment is authorized in the applicable Agreement).

8.    Restricted Stock.

8.1    Grant. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such Awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

8.2    Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(a)    Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b)    Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c)    Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each Award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, subject to Section 10, below, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 10, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

9.     Other Stock-Based Awards; Performance-Based Awards.

9.1    Other Stock-Based Awards. Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, or other rights convertible into shares of Common Stock and Awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Without limiting the scope of the foregoing, an Other Stock-Based Award may be granted in the form of Restricted Stock Units. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

9.2    Performance Awards
(a)     Generally. The Committee is authorized to grant Awards with performance conditions on the terms and conditions specified in this Section 9. Such performance-based Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a performance-based Award by conditioning the right of a participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may reserve the right to exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions; provided, however, that (i) the reservation of discretion shall be limited as specified in Section 9.2(b) in the case of a performance-based Award intended to qualify as "performance-based compensation" under Code Section 162(m); and (ii), in the case of any performance-based Award denominated in shares at the grant date (i.e., an Award which constitutes share-based equity under FASB ASC Topic 718, no discretion to reduce or increase the amounts payable shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.
(b)    Performance-Based Awards Granted to Covered Employees. If the Committee determines that a performance-based Award to be granted to an eligible employee who is designated by the Committee as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such performance-based Award shall be contingent upon achievement of a pre-established performance goal and other terms set forth in this Section 9.2(b).
(i)    Performance Goal Generally. The performance goal for such performance-based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9.2(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such performance-based Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such performance-based Awards. Performance goals may differ for performance-based Awards granted to any one participant or to different participants.

(ii)    Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall he used by the Committee in establishing performance goals for such performance-based Awards: (1) net sales or revenues; (2) earnings measures, including earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) interest expense after taxes; (7) net economic profit (operating earnings minus a charge for capital) or economic value created; (8) operating margin or profit margin; (9) shareholder value creation measures, including stock price or total shareholder return; (10) dividend payout levels, including as a percentage of net income; (11) expense targets, working capital targets, or operating efficiency; (12) oil or gas production, or increases in proven reserves, or other measures of discovery or recovery of oil, gas and other natural resources; and (13) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, total market capitalization, agency ratings of financial strength, completion of capital and borrowing transactions, business retention, new product development, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The Committee may specify that performance will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.
(iii)    Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such performance-based Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such performance-based Award or (B) the time 25% of such performance period has elapsed.
(iv)    Settlement of performance-based Awards; Other Terms. Settlement of such performance-based Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. Subject to Section 9.2(a), the Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such performance-based Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a performance-based Award subject to this Section 9.2(b) to the extent that such discretion would increase the amount payable above that amount designated as potentially payable upon achievement of the performance goal intended to qualify the Award as “performance-based compensation” under Code Section 162(m). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the performance-based Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances (if any) in which such performance-based Awards shall be paid or forfeited in the event of termination of employment by the participant or other event (including a change in control) prior to the end of a performance period or settlement of such performance-based Awards.
(c)    Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of performance-based Awards, the level of actual achievement of the specified performance goals relating to performance-based Awards, and the amount of any final performance-based Award shall be recorded in writing in the case of performance-based Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the performance-based Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

10.     Accelerated Vesting and Exercisability.

10.1    Non-Approved Transactions. If any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other Awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and Awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and Awards on the terms set forth in this Plan and the respective agreements respecting such Stock Options and Awards.

10.2    Approved Transactions. The Committee may, in the event of an acquisition of substantially all of the Company’s assets or at least 50% of the combined voting power of the Company’s then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other Awards granted and outstanding under the Plan, and (ii) require a Holder of any Award granted under this Plan to relinquish such Award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such Award.

11.     Amendment and Termination.

The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of the Nasdaq Stock Market or such other stock exchange on which the Stock may then be listed, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval. The Committee is authorized to amend the Plan if its actions are within the scope of the Committee’s authority under its charter, and subject to all other requirements that would apply if the amendment were approved by the Board. The Committee may at any time, and from time to time, amend any outstanding Award or related Agreement. The foregoing notwithstanding, no action authorized under this Section 11, including any amendment to the Plan or to an outstanding Award or Agreement, shall be made that would materially impair the rights of a Holder without the Holder’s consent.

12.     Term of Plan.

12.1    Effective Date. The Plan shall become effective as of December 23, 2010 (the “Effective Date”), subject to the following provisions:

(a)    to the extent that the Plan authorizes the Award of Incentive Stock Options, shareholder approval for the Plan shall be obtained within 12 months of the Effective Date;

(b)    in the absence of such shareholder approval, Incentive Stock Options and Restricted Stock may not be awarded under the Plan; and

(c)     any Award granted before shareholder approval of the Plan shall be conditioned upon such shareholder approval, and the Holder shall not receive any shares or other payment with respect to such Award until shareholders have approved the Plan, and any such Award shall be forfeited if shareholders have not approved the Plan within one year after the Effective Date.

12.2    Termination Date. Unless otherwise terminated by the Board, no Awards may be granted after the date ten (10) years after the Effective Date, provided that in other respects the Plan shall remain in effect until all Awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the 10-year period following the Effective Date.

13.    General Provisions.

13.1    Written Agreements. Each Award granted under the Plan shall be confirmed by, and shall be subject to the terms, of the Agreement executed by the Company and the Holder. The Committee may terminate any Award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

13.2    Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

13.3    Employees.

(a)    Engaging in Competition with the Company; Disclosure of Confidential Information. If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within three months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or (ii) discloses to anyone outside the Company or uses any confidential information or material of the Company in violation of the Company’s policies or any agreement between the Holder and the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated.

(b)    Termination for Cause. The Committee may, if a Holder’s employment with the Company or a Subsidiary is terminated for cause, annul any Award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated.

(c)    No Right of Employment. Nothing contained in the Plan or in any Award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

13.4.    Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.
13.5    Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the Awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

13.6    Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Option or other Award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The Committee may require or may permit tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements satisfactory to the Company for payment of such tax withholding or payment obligations and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

13.7    Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

13.8    Other Benefit Plans. Any Award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to Awards under this Plan).

13.9    Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

13.10    Applicable Laws. The obligations of the Company with respect to all Stock Options and Awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

13.11    Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

13.12    Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system.

FORM OF OPTION AWARD AGREEMENT

[NAME AND ADDRESS]

[DATE]
_________________
_________________
_________________

Re:    Stock Option

Dear __________:

We are pleased to advise you that, on [_______], the Board of Directors of Miller Petroleum, Inc. authorized the Award to you of an option to purchase [_______] shares of our common stock, par value $0.0001 per share (the “Option”), upon the following terms and conditions:

1.     The Option is granted in accordance with and subject to the terms and conditions of the Company’s 2011 Equity Compensation Plan (the “Plan”).

2.     The Option is [an incentive] [non-qualified] stock option.

3.     The Option is exercisable commencing on [__________] and terminating at 5:00 pm New York time on [__________].

4.     The price at which the Option may be exercised is $[_____] per share.

5.     The Option is non-transferable and may be exercised, in whole or in part, during the exercise period, only by you, except that upon your death, the Option may be exercised strictly in accordance with the terms and conditions of the Plan.

6.     The exercise price and number of shares issuable upon exercise of the Option (the “Option Shares”) are subject to adjustment in accordance with the Plan in the event of stock splits, dividends, reorganizations and similar corporate events.

7.     If, neither the Option nor the Option Shares have been registered under the Securities Act of 1933, as amended (the “Act”), and the Option Shares may not be sold, assigned, pledged, transferred or otherwise disposed of absent registration under the Act or the availability of an applicable exemption from registration. All certificates evidencing the Option Shares will contain a legend describing this restriction on resale of the Option Shares. There is no assurance that there will be a public market into which you may sell the Option Shares or that you will be able to sell your Option Shares at a profit or at all.

8.     In order to exercise the Option, you must provide us with written notice that you are exercising all or a portion of your Option. The written notice must specify the number of Option Shares that you are exercising your Option for, and must be accompanied by the exercise price described in paragraph 4, above. Your Option Shares will be issued to you within approximately one week following our receipt of your exercise notice and cleared funds evidencing the exercise price.

9.     No rights or privileges of a shareholder of the Company are conferred by reason of the grant of the Option to you. You will have no rights of a shareholder until you have delivered your exercise notice to us and we have received the exercise price of the Option in cleared funds.

You understand that the Plan contains important information about your Option and your rights with respect to the Option. The Plan includes terms relating to your right to exercise the Option; important restrictions on your ability to transfer the Option or Option Shares; provisions relating to adjustments in the number of Option Shares and the exercise price; and early termination of the Option following the occurrence of certain events; including the termination of your relationship with us. By signing below, you acknowledge your receipt of a copy of the Plan. By acceptance of your Option, you agree to abide by the terms and conditions of the Plan.

10.     The Option will become effective upon your acknowledgment of the terms and conditions of this Agreement and your delivery to us of a signed counterpart of this Agreement.

11.     This Agreement and Plan contain all of the terms and conditions of your Option and supersedes all prior agreements or understandings relating to your Option. This Agreement shall be governed by the laws of the State of Tennessee without regard to the conflicts of law provisions thereof.

12.     This Agreement may not be amended orally.

Very truly yours,

__________________________
Chief Executive Officer

AGREED TO AND ACCEPTED THIS
_____ DAY OF ________ 20__
________________________________
(Signature)
_________________________________
(Print Name)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS - APRIL 16, 2014

W
The undersigned, a shareholder of Miller Energy Resources, Inc. (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Kurt C. Yost and Jessica L. Cumbee, and each of them proxies, with power of substitution, for and in the name of the undersigned to attend the Annual Meeting of shareholders of the Company to be held at Rothchild Catering and Conference Center, 8807 Kingston Pike, Knoxville, TN 37923 on April 16, 2014 beginning at 9:00 a.m., local time, or at any adjournment postponement thereof, to vote as designated below.

H
I
T
E

P	THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS
R	INDICATED, THE VOTE OF THE UNDERSIGNED WILL BE CAST “FOR ALL” NOMINEES IN
O	PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4, AND FOR “3 YEARS” IN PROPOSAL 5. IF ANY
X	OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE
Y	VOTED BY THOSE NAMED PROXIES ABOVE IN THEIR BEST JUDGMENT. AT THE PRESENT
TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED
AT THE ANNUAL MEETING.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

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TO VOTE BY MAIL, PLEASE DETACH HERE

Please mark vote as indicated in this example	X
ANNUAL MEETING OF THE SHAREHOLDERS OF MILLER ENERGY RESOURCES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR ALL” NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4, AND
“3 YEARS” FOR PROPOSAL 5.

	For All	Against All	For All Except		For	Against	Abstain
Proposal 1: To elect eight directors;	☐	☐	☐	Proposal 2. To ratify the appointment of KPMG LLP as independent registered public accounting firm	☐	☐	☐
(1) Deloy Miller (2) Scott M. Boruff (3) Bob G. Gower (4) Gerald Hannahs (5) Joseph T. Leary (6) Marceau N. Schlumberger (7) Charles M. Stivers (8) William B. Richardson
				Proposal 3. To adopt the amendment to the 2011 Equity Compensation Plan to increase the number of shares available for grant thereunder	☐	☐	☐

Proposal 4. To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in Executive Compensation - Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the proxy statement
					☐	☐	☐
				3 Years	2 Years	1 Year	Abstain
To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name(s) of the nominee(s) on the line below.
Proposal 5. To approve, on an advisory basis, the frequency of advisory vote to approve the compensation of the Company's named executive officers as disclosed in Executive Compensation - Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement
				☐	☐	☐	☐

Date: _________________________________________________2014

(Signature of Shareholder)

(Second Signature if held jointly)

Title

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
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Ž TO VOTE BY MAIL, PLEASE DETACH HERE Ž

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.
VOTE BY INTERNET:	The web address is www.proxyvoting.com/MILL. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.
VOTE BY PHONE:	You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call ★ ★ Toll Free ★ ★ On a Touch-Tone Telephone 1-877-892-7436

There is NO CHARGE to you for this call

OPTION A:	You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B:	If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations

THANK YOU FOR VOTING

CONTROL NUMBER
for Telephone/Internet Voting